Exhibit 10.41

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EXECUTION VERSION

RESEARCH COLLABORATION

AND EXCLUSIVE LICENSE AGREEMENT

BY AND BETWEEN

ADURO BIOTECH, INC.

and

ELI LILLY AND COMPANY

December 18, 2018

Page

1.	DEFINITIONS		1
2.	GRANT OF LICENSES; EXCLUSIVITY		18
	2.1	Grant of Rights to Lilly	18
	2.2	Grant of Rights to Aduro	19
	2.3	Exclusivity.	19
	2.4	Know-How Sharing; Cooperation	20
	2.5	Retained Rights	20
3.	COLLABORATION; GOVERNANCE		20
	3.1	Collaboration Overview	20
	3.2	Establishment and Disbandment of Joint Research Committee	21
	3.3	Membership	21
	3.4	Meetings	21
	3.5	Responsibilities	22
	3.6	Reports to JRC	23
	3.7	Committee Decisions	23
	3.8	Alliance Managers	24
4.	RESEARCH PLAN		24
	4.1	Conduct of Research Plan	24
	4.2	Collaboration Compound Identification.	26
	4.3	Candidate Selection.	26
	4.4	Compliance	27
	4.5	Record Keeping	29
5.	DEVELOPMENT ACTIVITIES; REGULATORY ACTIVITIES; SUPPLY		29
	5.1	Responsibility for Development	29
	5.2	Engagement of Third Party Contractors	29
	5.3	Development Diligence	29
	5.4	Co-Funding Option.	29
6.	REGULATORY MATTERS		30
	6.1	Regulatory Filings	30
	6.2	Product-Related Regulatory Interactions	30
	6.3	Supply of Selected Candidate and Product	30
7.	COMMERCIALIZATION OF PRODUCTS		31
	7.1	Responsibility for Commercialization of Products	31
	7.2	Commercialization Diligence	31
8.	CONSIDERATION		31
	8.1	Upfront Fee	31
	8.2	Milestone Payments	31
	8.3	Payment of Royalties; Royalty Rates; Accounting and Records	32
9.	TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY		35
	9.1	Confidentiality	35

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(continued)

Page

	9.2	Publicity	37
	9.3	Permitted Publication	38
	9.4	Use of Proprietary Materials	38
	9.5	Residual [***]	38
10.	INTELLECTUAL PROPERTY RIGHTS		39
	10.1	Ownership of Background IP	39
	10.2	Ownership of Collaboration IP.	39
11.	FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS		40
	11.1	Patent Prosecution.	40
	11.2	Enforcement and Defense	41
	11.3	Defense of Claims	42
	11.4	Patent Term Extension	43
12.	TERM AND TERMINATION		43
	12.1	Term	43
	12.2	Termination	43
	12.3	Consequences of Termination of Agreement.	44
	12.4	Surviving Provisions	46
	12.5	Termination CRE.	46
13.	REPRESENTATIONS AND WARRANTIES		47
	13.1	Mutual Representations and Warranties	47
	13.2	Additional Representations and Warranties of Aduro	48
	13.3	Warranty Disclaimer	49
	13.4	No Warranty of Success	49
14.	INDEMNIFICATION		49
	14.1	Indemnification of Aduro by Lilly	49
	14.2	Indemnification of Lilly by Aduro	50
	14.3	Conditions to Indemnification	50
	14.4	Limited Liability	51
	14.5	Insurance	51
15.	MISCELLANEOUS		51
	15.1	Governing Law	51
	15.2	Dispute Resolution.	51
	15.3	Equitable Relief	52
	15.4	Notices	52
	15.5	Binding Effect	53
	15.6	Headings	53
	15.7	Counterparts	53
	15.8	Amendment; Waiver	53
	15.9	Purposes and Scope	53
	15.10	Assignment and Successors; Change of Control	54

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(continued)

Page

15.11	Force Majeure	55
15.12	Interpretation	55
15.13	Integration; Severability	56
15.14	Further Assurances	56
15.15	Expenses	57
15.16	Intellectual Property	57
15.17	Performance by Affiliates	57
15.18	Other Activities	58

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(continued)

Page

SCHEDULE 1.22 CANDIDATE SELECTION CRITERIA	1
SCHEDULE 1.54 ELI LILLY AND COMPANY ANIMAL CARE AND USE REQUIREMENTS FOR ANIMAL RESEARCHERS AND SUPPLIERS	1
SCHEDULE 1.73 GOOD RESEARCH PRACTICES	1
SCHEDULE 1.93 LEAD SELECTION CRITERIA	1
SCHEDULE 1.124 INITIAL POTENTIAL COLLABORATION COMPOUNDS	1
SCHEDULE 1.141 RESEARCH PLAN	1
SCHEDULE 9.4 MATERIALS TRANSFER RECORD	1
SCHEDULE 12.3 [***] ARBITRATION	1

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RESEARCH COLLABORATION AND
EXCLUSIVE LICENSE AGREEMENT

This RESEARCH COLLABORATION AND EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of December 18, 2018 (the “Effective Date”) by and between Aduro Biotech, Inc., a Delaware corporation having a place of business at 740 Heinz Avenue, Berkeley, California 94710 (“Aduro”), and Eli Lilly and Company, an Indiana corporation having a place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 (“Lilly”).  Each of Aduro and Lilly is sometimes referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Aduro is a biotechnology company which owns or otherwise controls patent rights and know-how, including its cGAS-STING pathway platform, designed to harness the body’s natural immune system;

WHEREAS, Lilly is a pharmaceutical company having expertise in the discovery, development and commercialization of innovative human pharmaceutical products, including products for the Field (as defined below); and

WHEREAS, the Parties wish to collaborate in the development of products that are intended for use in the Field, pursuant to which the Parties will identify and research Collaboration Compounds (as defined below), including by way of application of Aduro’s cGAS-STING pathway platform and the conduct by the Parties of activities under a Research Plan (as defined below) and the conduct by Lilly of clinical development and commercialization of such product in the Territory (as defined below), all subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 shall have the meanings specified herein.

1.1“AAA” is defined in Schedule 12.3.

1.2“Aduro” is defined in the Preamble.

1.3“Aduro Collaboration IP” is defined in Section 10.2.2(a).

1.4“Aduro Indemnitees” is defined in Section 14.1.

1.5“Aduro Indemnity Claims” is defined in Section 14.1.

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1.6“Aduro Know-How” means any Know-How Controlled by Aduro or its Affiliates as of the Effective Date or during the Exclusivity Term that is necessary or reasonably useful for (a) the Research, Development, Manufacture, use, importation, or Commercialization (including offer for sale or sale) of a Collaboration Compound or Product or (b) the performance of the Research Activities; provided that “Aduro Know-How” does not include [***].

1.7“Aduro Patent Rights” means any Patent Rights Controlled by Aduro or its Affiliates as of the Effective Date or during the Exclusivity Term, the practice of which is necessary or reasonably useful for (a) the Research, Development, Manufacture, use, importation, or Commercialization (including offer for sale or sale) of a Collaboration Compound or Product or (b) the performance of the Research Activities; provided that “Aduro Patent Rights” do not include [***].

1.8“Aduro Research Activities” is defined in Section 4.1.2(a).

1.9“Aduro’s Knowledge” means all such facts, circumstances or other information, of which Aduro should be aware following reasonable investigation with respect to the subject matter of the relevant representation.

1.10“Adverse Event” means any untoward medical occurrence in a Clinical Trial subject or patient who is administered a Product, whether or not considered related to such Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease associated with the use of such Product.

1.11“Affiliate” means, with respect to either Party, any Person that directly or indirectly controls, is controlled by or is under common control with such Party; for purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means direct or indirect ownership of more than fifty percent (50%), including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such Person, firm, trust, corporation, partnership or other entity or combination thereof, or the power to direct the management of such Person, firm, trust, corporation, partnership or other entity or combination thereof.

1.12“Agreement” is defined in the Preamble.

1.13“Alliance Manager” is defined in Section 3.8.

1.14“ANDA” is defined in Section 1.37.

1.15“Applicable Laws” means any national, international, federal, state or local laws, treaties, statutes, ordinances, rules and regulations, including any rules, regulations, guidance, guidelines or requirements of any Regulatory Authority, national securities exchange or securities listing organization, that are in effect from time to time during the Term and apply to a particular activity or Party hereunder.

1.16“Auditor” is defined in Section 8.3.5(b).

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1.17“Bankruptcy Code” means, as applicable, (a) the U.S. Bankruptcy Code, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder or (b) the applicable bankruptcy laws of any other country or competent Governmental Authority, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder.

1.18“Baseline Quarter Volume” means, on a country-by-country basis, the average cumulative unit volume of Product sold in such country during the four (4) consecutive Calendar Quarters that immediately precede the Calendar Quarter during which a Competing Generic with respect to such Product is First Commercially Sold in such country.

1.19“Business Day” means a day other than (a) a Saturday or a Sunday, (b) a bank or other public holiday in New York, New York, or (c) the eleven (11) consecutive days beginning on December 22nd and continuing through January 1st to the extent not already covered in the foregoing clause (a) or (b).

1.20“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31; provided that the final Calendar Quarter shall end on the last day of the Term.

1.21“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided that the final Calendar Year shall end on the last day of the Term.

1.22“Candidate Selection Criteria” means the criteria attached hereto as Schedule 1.22 as may be amended by the JRC from time-to-time.

1.23“cGAS” means cyclic GMP-AMP synthase, a cytosolic DNA sensor that synthesizes cyclic GMP-AMP and activates the type I interferon pathway.

1.24“cGAS/STING Assessment” means, with respect to (a) the targeting of cGAS, that a given Potential Collaboration Compound demonstrates activity at [***] or (b) the binding of a given Potential Collaboration Compound to STING with [***], in each case of (a) or (b), as the applicable assay to determine activity or binding specificity is specified in greater detail in the Research Plan.

1.25“cGAS/STING Compound” is defined in Section 4.2.1.

1.26“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together

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with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets or all or substantially all of such Party’s assets to which this Agreement relates.

1.27“Claim” means an Aduro Indemnity Claim or a Lilly Indemnity Claim, as applicable.

1.28“Clinical Trial” means a Phase I Clinical Trial, a Phase II Clinical Trial, a Pivotal Trial, or a combination of two (2) or more of the foregoing.

1.29“Co-Funding Option” is defined in Section 5.4.2.

1.30“Collaboration Compound” means (i) any cGAS/STING Compound that is identified in accordance with the process set forth in Section 4.2, or (ii) any compound [***] Collaboration Target that the Parties have agreed to add to this Agreement in accordance with Section 1.31 and for which the JRC has approved a revised process analogous to that set forth in Section 4.2.

1.31“Collaboration Target” means, as applicable, (i) cGAS, (ii) STING, (iii) any other target mutually agreed by the Parties in writing, or (iv) a multi-specific target combination of two (2) or more of the foregoing.  The Parties acknowledge and agree that if one or more additional targets is approved by the Parties, then the Parties will redefine “cGAS/STING Assessment” and as applicable, “[***]”, accordingly.

1.32“Combination Product” is defined in Section 1.108.

1.33“Commercialization” or “Commercialize” means any and all activities directed to the offering for sale and sale of a product including activities directed to marketing, promoting, detailing, distributing, importing, selling and offering to sell that product, and seeking pricing approvals and reimbursement approvals (in each case, as and to the extent applicable) for that product, and interacting with Regulatory Authorities regarding the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.34“Commercially Reasonable Efforts” means, with respect to a Party, the effort, expertise and resources normally used by the Party in the development or commercialization of a comparable pharmaceutical product controlled by such Party which is of similar market potential at a similar stage of development or commercialization in light of issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound, platform, or product, the regulatory structure involved, the profitability of the applicable products, product reimbursement and other relevant strategic and commercial factors normally considered by the Party in making product portfolio decisions.  For purposes of clarity, Commercially Reasonable Efforts will be determined on an Indication-by-Indication (if needed) and country-by-country basis within the Territory, and it is anticipated that the level of effort may be different for different Indications and countries and may change over time, reflecting changes in the status of the Product and the Indications and country(ies) involved.

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1.35“Competing Acquirer” is defined in Section 15.10.3.

1.36“Competing Acquisition” is defined in Section 15.10.3.

1.37“Competing Generic” means, with respect to a given Product and a given country in the Territory, a product sold by a Third Party in such country, other than as a Sublicensee of Lilly or its Affiliates under this Agreement, that (a) receives Marketing Authorization as a generic, follow-on, hybrid, or interchangeable product of such Product from the applicable Regulatory Authority in such country by referencing the Drug Approval Application (or data therein) for the Product or (b) which is approved under an abbreviated pathway under the FDCA or similar legislation in the relevant country.  For purposes of this Agreement, Competing Generic in the United States means a product sold by a Third Party in such country, other than as a Sublicensee of Lilly or its Affiliates under this Agreement, that (i) receives approval under an abbreviated new drug application (“ANDA”) referencing Product], or (ii) receives approval through an FDCA section 505(b)(2) application referencing Product and is determined by the FDA to be therapeutically equivalent to Product as documented in FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations publication (the “Orange Book”), or (iii) receives approval through a process that does not exist as of the Effective Date but that satisfies the first sentence of this Section 1.37.

1.38“Competing Product” means any product (other than a Product) that includes a component that [***] Collaboration Target, thereby having the [***] whether alone or in combination with one or more therapeutic or active agents.

1.39“[***]” is defined in Section 15.10.3(a).

1.40“Compliance” shall mean the adherence by the Parties in all material respects to all Applicable Laws and Party Specific Regulations, in each case with respect to the activities to be conducted under this Agreement.

1.41“Confidential Information” means (a) with respect to Aduro, all information, including Aduro Know-How and Aduro’s Proprietary Materials; and (b) with respect to Lilly, all information, including Lilly Know-How and Lilly’s Proprietary Materials, that are, in either case, disclosed or provided by or on behalf of a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or to any of the employees, directors or agents of, or consultants to, the Receiving Party; provided that none of the foregoing shall be deemed Confidential Information if: (i) as of the date of disclosure, it is known to the Receiving Party or its Affiliates as demonstrated by contemporaneous credible written documentation, other than by virtue of a prior confidential disclosure to such Receiving Party; (ii) as of the date of disclosure it is in the public domain, or it subsequently enters the public domain through no fault of the Receiving Party; (iii) it is obtained by the Receiving Party from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party of which the Receiving Party should be reasonably aware; or (iv) it is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party as demonstrated by contemporaneous credible written documentation.  For clarity, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public

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domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party. Notwithstanding anything herein to the contrary, (A) the terms of this Agreement shall constitute Confidential Information of each Party, and (B) [***].

1.42“Content” is defined in Section 9.2.1.

1.43“Control” or “Controlled” means (a) with respect to Know-How or Patent Rights, the possession by a Party of the right to grant a license or sublicense to such Know-How or Patent Rights as provided herein without violating the terms of any agreement or arrangement with any Third Party, and without violating any Applicable Laws and (b) with respect to Proprietary Materials, the possession by a Party of the right to supply such Proprietary Materials to the other Party as provided herein without violating the terms of any agreement or arrangement with any Third Party, and without violating any Applicable Laws.

1.44“Cover” or “Covered” means, with respect to a Product or component thereof, that the manufacture, use, offer for sale, sale, import or export of such Product or component thereof in a particular country by an unlicensed Third Party would infringe a Valid Claim.

1.45“CTA” means: (a) a clinical trial application or any successor application or procedure required to initiate clinical testing of a Product in humans in the Territory and (b) all supplements and amendments to any of the foregoing.

1.46“Deliberation Period” is defined in Section 4.3.1.

1.47“Development” or “Develop” means, with respect to a product, all product development activities commencing with an IND filing (i.e., following the conclusion of Research), including the performance of Clinical Trials with respect to that product, and the preparation and filing of Regulatory Filings and all regulatory affairs related to the foregoing.  For clarity, “Development” does not include activities that are Aduro Research Activities.  When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.  For clarity, “Development” shall not include any Research or Commercialization activities.

1.48“Development Costs” means all internal and external costs and expenses incurred by a Party or its Affiliates (including, without replication, the cost of allocated FTEs at the FTE Rate) in Developing the Products, in each case to the extent incurred in accordance with this Agreement and with U.S. GAAP generally and consistently applied.  For clarity, Development Costs include, as applicable, [***].

1.49“Disclosing Party” is defined in Section 1.41.

1.50“Disputed Matter” is defined in Section 3.7.1.

1.51“DMF” means a Drug Master File maintained with a Regulatory Authority in any country within the Territory.

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1.52“Drug Approval Application” means, with respect to a Product in any country in the Territory, an application for Marketing Authorization for such Product in such country, including an NDA or supplemental NDA (or the equivalent filing(s) outside of the United States) in any country in the Territory and all renewals, supplements and amendments to any of the foregoing.

1.53“Effective Date” is defined in the Preamble.

1.54“Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers” means the guidelines relating to animal care and use for research done on behalf of Lilly and set forth in Schedule 1.54.

1.55“EMA” means the European Medicines Agency or any successor agency or authority thereto.

1.56“European Union” or “EU” means the countries of the European Union as constituted on the Effective Date (including the United Kingdom).

1.57“Excluded Compound” is defined in Section 4.2.2.

1.58“Exclusivity Term” means the Initial Exclusivity Term and any extended exclusivity period under Section 2.3.2(b).

1.59“Executive Officers” means for Aduro, the President of Aduro, and for Lilly, prior to the first dosing of a patient in a Pivotal Trial, the President of Lilly Research, and following the first dosing of a patient in a Pivotal Trial, the President of Lilly’s Bio Medicines Business Unit, or such other employee of Lilly as Lilly’s Executive Officer designates.

1.60“Exercise Period” is defined in Section 5.4.2.

1.61“Extension Period” is defined in Section 4.1.4(d).

1.62“FDA” means the United States Food and Drug Administration, or any successor agency or authority thereto.

1.63“FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.64“Field” means, the diagnosis, prevention, control, treatment or amelioration, in humans and other animals, of all diseases or conditions, other than an Oncology Indication, whose treatment [***], including (a) autoimmune diseases or conditions caused by excess inflammation, (b) autoimmune diseases or conditions caused by chronic inflammation, and (c) any other diseases or conditions that will benefit from [***], including rheumatoid arthritis, lupus, psoriasis, atopic dermatitis, inflammatory bowel disease (IBD), type 1 diabetes, cardiovascular and neuroinflammatory diseases (e.g., Alzheimer’s disease, multiple sclerosis).

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1.65“First Commercial Sale” means, with respect to any Product in any country in the Territory, the date of the first sale, transfer or disposition by Lilly, an Affiliate of Lilly or Sublicensee, to a Third Party in that country after Marketing Authorization for the Product has been received in that country; provided that the following shall not constitute a First Commercial Sale: (a) any sale, transfer or disposition of a Product at no more than a de minimis charge for academic research, preclinical, clinical, or regulatory purposes; (b) any sale, transfer or disposition of a Product in connection with any patient assistance programs or for a bona fide charitable purpose, including compassionate use or “named patient sales” or to physicians or hospitals for promotional purposes (including free samples to a level and in an amount which is customary in the industry or which is reasonably proportional to the market for such Product); or (c) any sale, transfer or disposition of a Product for use in Clinical Trials, pre-clinical studies or other Research or Development activities. “First Commercially Sold” shall have correlative meaning. For purposes of the definition of “Baseline Quarter Volume” only, these definitions shall apply to a Competing Generic as if it were a Product under this Section 1.65 (and subject to adjusting the references from “Lilly” to the applicable Third Party), mutatis mutandis.

1.66“Force Majeure” means any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by such Party of any of its obligations hereunder, including by reason of any act of God, flood, fire, explosion, earthquake, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

1.67“FTE” means, with respect to an individual, the equivalent of the work of one (1) employee (which might include temporary contract workers) of the total work force being utilized by a Party to perform its obligations under the Agreement) working full time under this Agreement for one (1) Calendar Year (consisting of at least a total of [***] hours per year (excluding vacations and holidays)).  Overtime, and work on weekends, holidays and the like (collectively or individually, the “Overtime Work”) will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution, and such Overtime Work will not be considered at all for any employees paid on a salaried basis.  One FTE may constitute work performed by an individual whose time is dedicated solely to an individual development activity hereunder, or may comprise the efforts of several individuals, each of whom dedicates only part of his or her time to work on an individual development activity hereunder.  In no event shall a single individual account for more than one full FTE (i.e., 1.0 FTE) in any Calendar Year, whether dedicated solely to activities under this Agreement or in part to activities under this Agreement and in part to activities outside of this Agreement.

1.68“FTE Costs” means the applicable number of FTE hours multiplied by the FTE Rate.

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1.69“FTE Rate” means, for the period commencing on the Effective Date until such time as the Parties agree otherwise, [***] U.S. dollars ($[***]) per FTE.  The FTE Rate is assumed to be a fully burdened rate and includes costs of salaries, benefits, standard or ordinary course supplies, travel, other employee costs, and supporting general and administration allocations for the specific, relevant, activities contemplated under this Agreement, but does not include a margin or mark-up on such amounts.

1.70“Good Clinical Practice” or “GCP” means the then-current good clinical practice applicable to the clinical Development of any Product under Applicable Laws, including the ICH guidelines and U.S. Good Clinical Practice.

1.71“Good Laboratory Practice” or “GLP” means the then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58 or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (“OECD”), and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

1.72“Good Manufacturing Practice” or “GMP” means the then-current Good Manufacturing Practices that apply to the manufacture (including clinical or commercial supply) of any product, including, as applicable to Product, the United States regulations set forth under Title 21 of the United States Code of Federal Regulations, parts 4, 210, 211 and 820, as may be amended from time-to-time, as well as all applicable guidance published from time-to-time by the FDA and the International Conference on Harmonisation Guidelines ICH Q7A Good Manufacturing Practice Guidance for the principles, guidelines of Good Manufacturing Practices for Medicinal Products as defined with EC Directive 2003/94/EC and associated EC Guide to Good Manufacturing Practice.

1.73“Good Research Practices” or “GRP” means all applicable current Good Research Practices including, as applicable, (a) the research quality standards defining how Lilly’s research laboratories conduct good science for non-regulated work as set forth in Schedule 1.73 (i.e., the “Eli Lilly and Company Good Research Practices”), (b) the Research Quality Association (RQA), 2014, Quality in Research Guidelines for Working in Non-Regulated Research, (c) the WHO Quality Practices in Basic Biomedical Research Guidelines and (d) the equivalent Applicable Laws if any, in any relevant country.

1.74“Government Official” means: (a) any officer or employee of (i) a government, or any department or agency thereof, (ii) a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university or (iii) a public international organization (such as the United Nations, the International Monetary Fund, the International Committee of the Red Cross, and the World Health Organization), or any department or agency thereof; (b) any political party or party official or candidate for public or political party office; or (c) any person acting in an official capacity on behalf of any of the foregoing.

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1.75“Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.76“ICH” is defined in Section 4.4.1.

1.77“IND” means (a) an Investigational New Drug Application, as defined in the FDCA and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a Product in humans in the United States; (b) a counterpart of an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of any Product in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

1.78“Indemnified Party” is defined in Section 14.3.

1.79“Indemnifying Party” is defined in Section 14.3.

1.80“Indication” means any indication, disease or condition, which can be treated, prevented, cured or the progression of which can be delayed.  For clarity, distinctions between human indications, diseases or conditions with respect to a Product shall be made by reference to the World Health Organization International Classification of Diseases, version 10 (as revised and updated).

1.81“Infringement” is defined in Section 11.2.1(a)(i).

1.82“Infringement Notice” is defined in Section 11.2.1(a)(i).

1.83“Infringement Response” is defined in Section 11.2.1(a)(ii).

1.84“Initial Exclusivity Term” is defined in Section 2.3.2(a).

1.85“Internal Compliance Codes” shall mean a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party Specific Regulations, and such Party’s internal ethical, medical and similar standards.

1.86“Inventions” means all inventions, whether or not patentable, that are discovered, made, conceived of, or reduced to practice in the performance of activities hereunder with respect to any Collaboration Compound or Product or any component thereof.

1.87“Joint Know-How” means Jointly-Owned Collaboration IP which is Know-How.

1.88“Joint Patent Rights” means Jointly-Owned Collaboration IP which is Patent Rights.

1.89“Jointly-Owned Collaboration IP” is defined in Section 10.2.3(a).

1.90“JRC” is defined in Section 3.2.

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1.91“Know-How” means, collectively, inventions, discoveries, improvements, trade secrets and proprietary methods, whether or not patentable, including: (a) methods of manufacture or use of, and structural and functional information pertaining to, chemical compounds and materials and (b) compositions of matter, data, formulations, processes, techniques, protocols, assays, know-how and results, including preclinical, pharmaceutical, toxicological and clinical data.

1.92“Lead Candidate” means: (a) a Collaboration Compound that (i) [***], or (ii) [***]; or (b) any [***].

1.93“Lead Selection Criteria” means the criteria attached hereto as Schedule 1.93 as may be amended by the JRC from time-to-time.

1.94“Lilly” is defined in the Preamble.

1.95“Lilly Collaboration IP” is defined in Section 10.2.1(a).

1.96“Lilly Compound” is defined in Section 12.3.5.

1.97“Lilly Indemnitees” is defined in Section 14.2.

1.98“Lilly Indemnity Claims” is defined in Section 14.2.

1.99“Lilly Know-How” means any Know-How Controlled by Lilly or its Affiliates as of the Effective Date or during the Exclusivity Term that is necessary or reasonably useful for (a) the Research, Development, Manufacture, use, importation, or Commercialization (including offer for sale or sale) of a Collaboration Compound or Product or (b) the performance of the Research Activities; provided that “Lilly Know-How” does not include any Joint Know-How.

1.100“Lilly Patent Rights” means any Patent Rights Controlled by Lilly or its Affiliates as of the Effective Date or during the Exclusivity Term, the practice of which is necessary or reasonably useful for (a) the Research, Development, Manufacture, use, importation, or Commercialization (including offer for sale or sale) of a Collaboration Compound or Product or (b) the performance of the Research Activities; provided that “Lilly Patent Rights” do not include any Joint Patent Rights.

1.101“Lilly Research Activities” is defined in Section 4.1.3(a).

1.102“Losses” is defined in Section 14.1.

1.103“Major EU Markets” means [***].

1.104“Major Markets” means [***].

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1.105“Manufacture” means, with respect to any product, all activities related to the manufacture, processing, filling, finishing, packaging, labeling, release, shipping, holding, conduct of process development, process qualification and validation and scale-up of the process to manufacture any product or component thereof, and any analytic development and product characterization with respect thereto, stability testing, quality assurance and quality control of such product.

1.106“Marketing Authorization” means, with respect to a product, the Regulatory Approval required by Applicable Laws to sell such product in a country or region in the Territory.  For purposes of clarity, (a) “Marketing Authorization” in the [***] means [***], (b) “Marketing Authorization” in the [***] means marketing authorization for such product granted [***], (c) “Marketing Authorization” in [***] means marketing authorization for such product granted by [***], and (d) with respect to each of the foregoing jurisdictions listed in the foregoing clauses (a) – (c), “Marketing Authorization” also means marketing authorization or approval through a process that does not exist as of the Effective Date but that satisfies the first sentence of this Section 1.106.

1.107“NDA” means a New Drug Application, as defined in the FDCA and regulations promulgated thereunder, or any successor application or procedure required to sell the Product in the United States.

1.108“Net Sales” means, with respect to a particular Product, the gross amount invoiced by Lilly (including any Affiliate of Lilly) or any Sublicensee thereof to unrelated Third Parties, excluding any Sublicensee (except where the Sublicensee is the end user of such Product), for such Product in the Territory, less:

(a)Trade, quantity and cash discounts allowed for such Product;

(b)Discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price of such Product;

(c)Returns and allowances of such Product;

(d)[***];

(e)[***];

(f)[***]; and

(g)Any other similar and customary deductions in accordance with U.S. GAAP.

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Such amounts shall be determined from the books and records of Lilly or Sublicensee maintained in accordance with U.S. GAAP or, in the case of Sublicensees, such similar accounting principles, consistently applied.  Lilly further agrees in determining such amounts, it will use Lilly’s then current standard procedures and methodology, including Lilly’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

In the event that the Product is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises the Product and a non-Collaboration Compound active compound(s) and/or active ingredients), the Net Sales of such Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A / (A+B), where A is the weighted average sale price of the Product when sold separately for the same dosage as contained in the Combination Product in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

In the event that the weighted average sale price of the Product can be determined, but the weighted average sale price of the other product(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of the Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of the other product(s) can be determined, but the weighted average sale price of the Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula:  one (1) minus (B / C) where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of both the Product and the other product(s) in the Combination Product cannot be determined, the Net Sales of the Product shall be deemed to be equal to [***] of the Net Sales of the Combination Product.

The weighted average sale price for a Product, other product, or Combination Product shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire following Calendar Year.  When determining the weighted average sale price of a Product, other product or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. dollars) by the units of active ingredient sold during the [***] months (or the number of months sold in a partial Calendar Year) of the preceding Calendar Year for the respective Product, other product or Combination Product.  In the initial Calendar Year, a forecasted weighted average sale price will be used for the Product, other products or Combination Product.  Any over or under payment in the initial year due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

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1.109“OECD” is defined in Section 1.71.

1.110“Oncology Indications” means a clinical indication for the [***].

1.111“Orange Book” is defined in Section 1.37.

1.112“Overtime Work” is defined in Section 1.67.

1.113“Party” and “Parties” are defined in the Preamble.

1.114“Party Specific Regulations” means all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

1.115“Patent Costs” means the costs and expenses incurred by a Party (including reasonable external attorneys’ fees) in the conduct of Patent Prosecution or Patent Defense activities, as the case may be, for which that Party is responsible in accordance with this Agreement.

1.116“Patent Defense” means the responsibility for defending any interference, declaratory judgment action, opposition, inter partes review, re-examination or similar action or proceeding alleging the invalidity, unenforceability or non-infringement of any Patent Right.

1.117“Patent Prosecution” means the responsibility for preparing, filing and prosecuting patent applications (of all types) for any Patent Rights, and for maintaining any Patent Rights.

1.118“Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, and all foreign counterparts of any of the foregoing.

1.119“PDF” is defined in Section 15.7.

1.120“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.121“Phase I Clinical Trial” means a human clinical trial for a product in any country that satisfies the requirements of 21 C.F.R. § 312.21(a) (or its successor regulation or its equivalent in any other jurisdiction) and is designed to assess the safety of such product in patients.

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1.122“Phase II Clinical Trial” means a human clinical trial for a product in any country that satisfies the requirements of 21 C.F.R. § 312.21(b) (or its successor regulation or its equivalent in any other jurisdiction) and is intended to explore one or more doses, dose response, and duration of effect, and to generate initial evidence of clinical activity and safety, in the target patient population.

1.123“Pivotal Trial” means a human clinical trial that (a) if the defined endpoints for such trial are met, is intended to be a pivotal trial for purposes of obtaining Regulatory Approvals and (b) satisfies the requirements of 21 C.F.R. § 312.21(c) (or its successor regulation or its equivalent in any other jurisdiction).

1.124“Potential Collaboration Compound” means (a) the compounds listed on Schedule 1.124, (b) any [***] and (c) [***].  For clarity, if a Potential Collaboration Compound is subsequently determined to be an Excluded Compound in accordance with Section 4.2, such compound is no longer a Potential Collaboration Compound.

1.125“Product” means any pharmaceutical preparation or other product formulation containing or comprising one or more Collaboration Compounds, any of which or both of which are, alone or in combination with one or more therapeutic or active agents (other than any non-Collaboration Compound active ingredient owned or controlled by Aduro or its Affiliates), intended for use in the Field.

1.126“[***]” is defined in Section 1.41.

1.127“Product Patent Rights” means any Aduro Patent Rights, Lilly Patent Rights, or Joint Patent Rights that claim the composition of matter of a Product.

1.128“Proposed Terms” is defined in Schedule 12.3.

1.129“Proprietary Materials” means: (a) any tangible chemical, biological or physical materials that are Controlled and furnished by the Transferring Party to the Recipient Party, whether or not specifically designated as proprietary by the Transferring Party; or (b) any tangible chemical, biological or physical materials that are generated, conceived or reduced to practice in the conduct of the Research Plan; provided that “Proprietary Materials” do not include any Product.

1.130“Publication” is defined in Section 9.2.2.

1.131“Receiving Party” is defined in Section 1.41.

1.132“Recipient Party” is defined in Section 9.4.

1.133“Recovery” is defined in Section 11.2.1(c).

1.134“Regulatory Approval” means, with respect to any country or region in the Territory, any approval, establishment license, registration or authorization of any Regulatory Authority required for the manufacture, use, storage, importation, exportation, transport or distribution of product for use in such country or region.

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1.135“Regulatory Authority” means any national, international, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, use, storage, transport, clinical testing, pricing, sale or reimbursement of pharmaceutical products in the Territory.

1.136“Regulatory Filing” means, collectively: (a) any IND, CTA, Drug Approval Application, establishment license application, DMF, application for designation as an “Orphan Drug” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) all supplements and amendments to any of the foregoing; and (c) all data and other information contained in, and correspondence relating to, any of the foregoing.

1.137“Requesting Party” is defined in Section 9.2.1.

1.138“Research” means, with respect to a compound, research activities prior to an IND filing (i.e., prior to commencing Development).

1.139“Research Activities” means Aduro Research Activities and Lilly Research Activities, collectively.

1.140“Research Data” means all results, data, and analyses thereof generated in the conduct of the Research Plan.

1.141“Research Plan” means the plan pursuant to which the Parties shall pursue certain Research Activities as more specifically outlined in the initial Research Plan attached as Schedule 1.141, and which shall include a budget for all such Research Activities, and as may be amended from time to time in accordance with Article 4.

1.142“Research Term” means the period commencing on the Effective Date and continuing until [***], subject to extension in accordance with Section 4.1.4(d).

1.143“Researchers” is defined in Schedule 1.54.

1.144“Reviewing Party” is defined in Section 9.2.1.

1.145“Royalty Term” means with respect to a Product in the Territory, on a country-by-country basis, the period beginning on the date of First Commercial Sale of such Product in a country and ending on the latest of (a) the expiration of the last-to-expire Valid Claim of an Aduro Patent Right, Lilly Patent Right or a Joint Patent Right in such country [***], (b) [***] from the date of the First Commercial Sale of such Product in such country, and (c) expiration of any data exclusivity period in such country.

1.146“Selected Candidate” means (a) a Lead Candidate that (i) [***] or (ii) [***] or (b) any [***].

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1.147“Serious Adverse Event” means any untoward medical occurrence with respect to any Product that, at any dose, results in death, is life-threatening, requires inpatient hospitalization or prolongation of existing hospitalization, results in persistent or significant disability/incapacity, or is a congenital anomaly/birth defect, as defined more fully in 21 C.F.R. § 312.32.

1.148“STING” means stimulator of interferon genes (also known as TMEM173), which is [***] to induce type I interferon responses.

1.149“Sublicensee” means any Third Party to which Lilly grants a sublicense in accordance with Section 2.1.3.

1.150“Suppliers” is defined in Schedule 1.54.

1.151“Support Memorandum” is defined in Schedule 12.3.

1.152“Term” is defined in Section 12.1.

1.153“Termination IP” means all (a) Patent Rights that Lilly Controls as of the effective date of termination that are necessary for the Research, Development, Manufacture, use, importation, or Commercialization of the Termination Products and (b) Know-How that Lilly Controls as of the effective date of termination that Lilly is using or has used (and, in the case of “has used”, is determined to be necessary) for the Research, Development, Manufacture, use, importation, or Commercialization of the Termination Products; provided that [***].

1.154“Termination Products” means, in the event of a termination of this Agreement in its entirety, all Collaboration Compounds and/or Products that are being Developed or Commercialized by Lilly as of the effective date of termination (and in the form, and through the Manufacturing process, then being used by Lilly) and, in the event of a termination of this Agreement on a per-Product basis, the specific Product being terminated (and in the form, and through the Manufacturing process, then being used by Lilly).  For clarity, [***].

1.155“Territory” means every country or territory in the world.

1.156“Third Party” means a Person other than Lilly and Aduro and their respective Affiliates.

1.157“Third Party License” is defined in Section 8.3.2(b).

1.158“Third Party Payments” is defined in Section 8.3.2(b).

1.159“Transferring Party” is defined in Section 9.4.

1.160“[***]” means, with respect a cGAS/STING Compound, (a) a [***], (b) a [***], or (c) another effect reasonably deemed to be a surrogate of the foregoing clause (a) or (b) by the JRC.

1.161“United States” or “U.S.” means the United States of America and its territories and possessions.

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1.162“U.S. GAAP” means U.S. Generally Accepted Accounting Principles.

1.163“Valid Claim” means any claim of (a) an issued unexpired United States or foreign patent that has not been revoked or found to be unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction, or (b) a United States or foreign patent application that has not been cancelled, withdrawn, or abandoned and has not been pending for more than [***] ([***]) years from the date of filing of the earliest priority patent application.

2.GRANT OF LICENSES; EXCLUSIVITY

2.1Grant of Rights to Lilly.

2.1.1Grant of License.  Subject to the terms and conditions of this Agreement and Aduro’s receipt of the upfront fee in accordance with Section 8.1, Aduro hereby grants Lilly an exclusive license, including the right to grant sublicenses as provided in Section 2.1.3, under the Aduro Patent Rights, the Aduro Know-How, the Aduro Collaboration IP, and Aduro’s interest in the Jointly-Owned Collaboration IP to (a) Research, Develop, Manufacture or have Manufactured, use, Commercialize and otherwise fully exploit Products in the Territory in the Field or (b) perform the Lilly Research Activities.  Notwithstanding the foregoing, the Parties acknowledge and agree that [***]; provided that [***]; provided, further, [***].  Furthermore, [***].  Lilly shall not [***].

2.1.2Retention of Rights.  Notwithstanding the license granted in Section 2.1.1, Aduro retains the rights under the Aduro Patent Rights, the Aduro Know-How, the Aduro Collaboration IP, and Aduro’s interest in the Jointly-Owned Collaboration IP as necessary to conduct the Aduro Research Activities and its other obligations under this Agreement.

2.1.3Right to Sublicense.  Lilly shall not grant sublicenses to a Third Party [***] (other than a sublicense to a contractor, supplier, or vendor) [***].  [***] Lilly shall have the right to grant sublicenses (through multiple tiers) under the license granted to it under Section 2.1.1 to any of its Affiliates and to any Third Party pursuant to a written agreement. (a) Any sublicense granted pursuant to this Section 2.1.3 shall obligate the Affiliate or Sublicensee (as applicable) to comply with all relevant restrictions, limitations and obligations in this Agreement including those relating to confidentiality, and shall be subject to the terms and conditions of this Agreement, (b) Lilly shall remain responsible to Aduro for the full and complete performance of its Sublicensee(s) and any Affiliate to which it grants a sublicense with respect to Lilly’s obligations under the terms of this Agreement, including their compliance with the applicable terms and conditions of this Agreement, and (c) Lilly shall [***].

2.1.4Aduro Covenant.  Aduro covenants that, during the Term, it will not knowingly assign, transfer, convey or otherwise grant to any Person any rights to any Aduro Know-How and Aduro Patent Right (or any rights to any intellectual property that would otherwise be included in the Aduro Know-How or Aduro Patent Rights if not assigned, transferred, conveyed or otherwise granted to a Third Party), in any manner that is inconsistent with the exclusive license granted to Lilly pursuant to Section 2.1.1.

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2.2Grant of Rights to Aduro.  Lilly hereby grants Aduro a limited, non-exclusive license, including the right to grant sublicenses upon written notice to Lilly and subject to Section 2.1.3 applied mutatis mutandis to Aduro and its sublicensees, under the Lilly Patent Rights, the Lilly Know-How, the Lilly Collaboration IP, and Lilly’s interest in the Jointly-Owned Collaboration IP solely to conduct Aduro Research Activities hereunder in accordance with this Agreement; provided, however, that, [***] it shall [***].

2.3Exclusivity.

2.3.1Field Exclusivity.  Neither Party, absent the Parties’ mutual written agreement, [***].  For clarity, each Party agrees, on its own behalf and on behalf of its Affiliates, not to (and shall cause its Affiliates not to) [***] with respect to [***] is permitted under this Agreement, but such other Party may not [***] (absent the Parties’ mutual written agreement); provided that the results of such Research conducted during the Research Term [***] on a Calendar Quarter basis during the performance of such Research and will be deemed to be Jointly-Owned Collaboration IP created during the Research Activities except to the extent that any such results are subject to Section 10.2.1(a)(iii) or 10.2.2(a)(ii); provided, further, that [***].  In the event a Party desires to Develop or Commercialize [***], prior to any Development or Commercialization thereof, (a) such Party shall [***] and (b) both Parties shall [***].  In addition, and without limiting the foregoing or any license grant to Lilly under Section 2.1, [***] may not (except as specifically permitted under this Agreement) (i) [***] or (ii) [***], in each case (clauses (i) or (ii)), that [***].

2.3.2Aduro Exclusivity.

(a)Initial Exclusivity Term.  During the Research Term and for a period of [***] ([***]) years thereafter (the “Initial Exclusivity Term”), except as expressly provided in this Agreement, Aduro and its Affiliates (subject to Section 4.1.2 and Section 15.10.3) shall not, [***], nor [***].

(b)Extended Exclusivity.  Upon expiration of the Initial Exclusivity Term, and for the remainder of the Term, without limiting any license grant to Lilly under Section 2.1, except as expressly provided in this Agreement, Aduro and its Affiliates (subject to Section 4.1.2 and Section 15.10.3) shall not, [***] the [***] of which is targeted by:

(i)[***], or

(ii)[***].

(c)Limitations on Exclusivity. Aduro’s and its Affiliates’ obligations pursuant to Sections 2.3.2(a) and 2.3.2(b) shall terminate automatically on the date [***], Lilly shall notify Aduro in writing [***] ([***]) [***] after any of the foregoing [***].

(d)Notwithstanding anything to the contrary herein, Aduro will not (i) [***], or (ii) [***], in each case (clauses (i) or (ii)), [***].

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2.4Know-How Sharing; Cooperation.

2.4.1By Aduro.  Upon Lilly’s reasonable request, Aduro shall disclose or deliver to Lilly copies of the physical embodiments of the Aduro Know-How existing as of such time (and will use reasonable efforts to obtain all data and information, including any such Aduro Know-How in the possession of Aduro’s contract researchers) related to the Development and Commercialization of Products to the extent necessary or useful for Lilly’s performance under this Agreement, including the assays and pre-clinical models that Aduro is to use in performing the Aduro Research Activities; provided that Aduro’s provision of Potential Collaboration Compounds (as a precursor to becoming  Collaboration Compounds) hereunder shall in all events be subject to the screening and selection process set forth in Section 4.2.  Until the [***] ([***]) anniversary of the end of the Research Term, upon Lilly’s reasonable request, Aduro will provide reasonable technical assistance to Lilly subject to reimbursement by Lilly of Aduro’s [***] costs and expenses, and reasonably cooperate with Lilly in connection with the transfer and disclosure of such Aduro Know-How and the Development of any Products, including making its employees and non-employee consultants reasonably available to consult with Lilly on issues arising during Lilly’s Development and in connection with any request related to a Product or its Development from any Regulatory Authority, including regulatory, scientific, technical and clinical testing issues.

2.4.2By Lilly.  Lilly shall disclose or deliver to Aduro copies of the physical embodiments of the Lilly Know-How existing as of such time (and will use reasonable efforts to obtain all data and information, including any such Lilly Know-How, in Lilly’s contract researchers’ possession) in order to facilitate the performance of the Aduro Research Activities; provided that [***].

2.5Retained Rights. Except as expressly provided in this Agreement including the rights under this Article 2, neither Party shall be deemed to have granted the other Party (by implication, estoppel or otherwise) any right, title, license or other interest in or with respect to any intellectual Property Controlled by such Party.  For the avoidance of doubt, (i) Aduro retains all rights under the Aduro Patent Rights, Aduro Know-How and Aduro Collaboration IP to Research, Develop, Commercialize and otherwise exploit products (other than Products) in any field throughout the world, (ii) Lilly retains all rights under the Lilly Patent Rights, Lilly Know-How and Lilly Collaboration IP to Research, Develop, Commercialize and otherwise exploit products in any field throughout the world; in each case subject to the restrictions set forth in Section 2.3; and (iii) each Party retains all rights that such Party may Control (including all Patent Rights and Know-How) in respect of, and as they apply to, Excluded Compounds and/or any non-Collaboration Compounds.

3.Collaboration; GOVERNANCE

3.1Collaboration Overview.  The Parties desire and intend to collaborate with respect to the Research of Products in the Field in the Territory, as and to the extent set forth in this Agreement.

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3.2Establishment and Disbandment of Joint Research Committee.  Within thirty (30) days after the Effective Date, Aduro and Lilly shall establish a joint research committee (the “JRC”).  The JRC shall have and perform the responsibilities set forth in this Article 3; provided that the JRC shall in no event have any authority to amend this Agreement.  The term for the JRC shall commence as of the date upon which it is established and continue until [***], but shall be extended (i) automatically, as necessary for the JRC to make decisions in accordance with Section 3.4.2 [***] or such limited time thereafter as is described in Section 4.3.1 or 4.3.2, as applicable, or (ii) on written agreement of the Parties.  From and after the expiration of the term of the JRC as described in the foregoing sentence, this Article 3 shall have no further force or effect, except for Section 3.7, which will continue in accordance with its terms.

3.3Membership.  Each Party shall designate in writing, in its sole discretion, [***] to represent it on the JRC.  The JRC may change its size from time to time by mutual written consent of the Parties (which consent may be withheld by either Party at its sole discretion); provided that each Party shall have equal numbers of employees on the JRC at all times, and each Party may replace its representatives at any time upon written notice to the other Party.  Each Party shall appoint one of its representatives to serve as a co-chairperson of the JRC.

3.4Meetings.

3.4.1Schedule of Meetings; Attendance.  The JRC shall have regular meetings, taking into account, without limitation, the planning needs for the Research Plan and the responsibilities of the JRC.  Special meetings of the JRC may be convened by any member upon not less than fifteen (15) Business Days’ (or, if such meeting is proposed to be conducted by teleconference, upon not less than five (5) Business Days’) written notice to the other members; provided that (a) notice of any special meeting may be waived at any time, either before or after the special meeting and (b) attendance of any member at a special meeting shall constitute a valid waiver of notice of such member.  Each Party may invite representatives, presenters or experts of such Party or of its Affiliates as it determines is appropriate, subject to the other Party consenting to such attendance, which consent will not be unreasonably withheld, conditioned or delayed; provided that any such guest attendees (i) shall not vote or otherwise participate in the decision-making process of the JRC and (ii) are bound by obligations of confidentiality and non-disclosure consistent with Article 9.

3.4.2Voting; Decisions.  The goal of all decision making shall be to achieve consensus, and the JRC representatives shall cooperate with one another to achieve such consensus.  At each JRC meeting, the representatives of a Party shall have one (1) collective vote on all matters before the JRC at such meeting.  All decisions of the JRC shall be made by unanimous vote, subject to Section 3.7.  The JRC may also act by written consent signed by at least one (1) member designated by each Party.  Whenever any action by the JRC is called for hereunder during a time period in which the JRC is not scheduled to meet, the Parties may call a special meeting in order to enable the JRC to address, and if agreed, take, the action in the requested time period.

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3.4.3Meetings; Minutes.

(a)A quorum of the JRC shall exist whenever there is present at a meeting at least [***] representatives appointed by each Party; provided that a Party may waive such requirement in respect of its own attendance, in its sole discretion, in the event only [***] of such Party is available to meet.  The JRC will meet once every Calendar Quarter, unless otherwise mutually agreed.  Meetings of the JRC may be held in person at the respective offices by a Party (or at other locations identified by such Party as may be mutually agreeable to the JRC members) on an alternating basis or by teleconference or videoconference. Notwithstanding the foregoing, the JRC shall meet in person at least twice per year.

(b)With the sole exception of specific items of any JRC meeting minutes to which the JRC cannot agree and which are escalated as provided in Section 3.7, definitive minutes of all meetings of the JRC shall be finalized no later than thirty (30) Business Days after the meeting to which the minutes pertain, as follows:

(i)Within ten (10) Business Days after each JRC meeting, beginning with Aduro’s Alliance Manager and alternating between the Alliance Managers of the Parties thereafter, the designated Alliance Manager shall prepare and distribute to all members of the JRC draft minutes of the meeting.  Such minutes shall provide a description, in reasonable detail, of a list of any actions, decisions or determinations approved by the JRC and a list of any issues to be resolved by the Executive Officers.

(ii)The JRC members shall then have ten (10) Business Days after receiving such draft minutes to provide comments thereon to the Alliance Manager.  Upon the expiration of such second ten (10) Business Day period, the co-chairpersons shall have an additional ten (10) Business Days to finalize the minutes.  If no comments are received by the JRC co-chairpersons within the second ten (10) Business Day period, the minutes shall be deemed final.

(c)The JRC co-chairpersons shall each sign and date the final minutes.  The signature of the JRC co-chairpersons upon the final minutes shall indicate each Party’s assent to the minutes.  If at any time during the preparation and finalization of JRC meeting minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the Executive Officers (and without either Party having decision-making authority with respect thereto); provided that [***].  The decision resulting from this escalation process shall be recorded by the JRC in amended finalized minutes for said meeting and if no resolution can be reached, then the disagreement shall be reflected in the minutes accordingly.

3.4.4Expenses.  Aduro and Lilly shall each bear all expenses of their respective JRC representatives related to their participation on the JRC and attendance at JRC meetings.

3.5Responsibilities.  Subject to Section 3.7, the JRC responsibilities will include:

(a)[***]

(b)[***]

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(c)[***]

(d)[***]

(e)[***]

(f)[***]

(g)[***]

(h)[***]

(i)[***]

(j)[***]

3.6Reports to JRC.  Each Party shall endeavor to, at least five (5) days prior to each meeting of the JRC, and otherwise each Party shall, at each meeting of the JRC, submit to the JRC a written status report summarizing the progress of its Research Activities, including pursuant to the Research Plan, during the period since the last meeting of the JRC.  Each summary shall include a description of all material decisions and actions relating to the Research, or Development of, or filing of any Regulatory Filing for a Product, including summaries of resulting Research Data generated during such period. Notwithstanding the foregoing, this Section 3.6 is subject to Section 15.10.3(d).

3.7Committee Decisions.

3.7.1Disputed Matters. The JRC members shall use reasonable efforts in good faith to reach agreement on any and all matters within its responsibility.  If, despite such reasonable efforts, agreement on a particular matter that is within the responsibility of the JRC cannot be reached by the JRC within fifteen (15) days after the JRC first meets to consider such matter or such later date as may be mutually acceptable to the Parties (each such matter, a “Disputed Matter”), the Parties shall refer such Disputed Matter to the Executive Officers of the Parties who shall promptly initiate discussions in good faith to resolve such Disputed Matter, and if not resolved by the Executive Officers within thirty (30) days from the date the Disputed Matter is first referred to the Executive Officers, then [***].

3.7.2Limitations.  Neither Party shall have the right to exercise decision-making authority to unilaterally (a) amend, modify or waive compliance with the terms and conditions of this Agreement, or to interpret, alter, increase, expand, or waive compliance by a Party with, a Party’s obligations under this Agreement or (b) to cause the other Party to perform any activities, or incur any material costs, that are not specified in this Agreement (including the last mutually agreed [***] Research Plan).  For clarity, if any Disputed Matter involves a matter outside of the decision-making authority of the JRC, such Disputed Matter shall be resolved in accordance with Section 15.2 except as otherwise expressly set forth herein.

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3.8Alliance Managers.  Each Party will appoint an individual designated as the alliance manager for all of the activities contemplated under this Agreement (the “Alliance Manager”).  The Alliance Managers will attend each JRC meeting, and may be a member of the JRC (during the term of the JRC) and will be the main point of contact for each Party to exchange information, facilitate communication and coordinate the Parties’ activities under this Agreement relating to Products and to provide support to the JRC and such other committees and working groups as the JRC may establish.

4.RESEARCH PLAN

4.1Conduct of Research Plan

4.1.1Research Plan.  The Research Plan outlines the Research activities to be conducted by the Parties.  The Research Plan in effect as of the Effective Date is attached hereto as Schedule 1.141. Amendments to the Research Plan may be proposed by either Party at any time and shall be subject to approval by the JRC.

4.1.2Aduro Responsibilities.

(a)Aduro will be responsible for the Research activities assigned to it in the Research Plan (the “Aduro Research Activities”).

(b)Aduro shall use Commercially Reasonable Efforts to perform the Aduro Research Activities during the Research Term as soon as practical (consistent with good scientific practice), and shall commit such resources (including employees, agents, consultants, facilities, equipment and materials) as are reasonably necessary to comply with such diligence obligation.  Aduro shall make available to Lilly all results, data, and information arising from the Aduro Research Activities.

(c)Aduro shall be solely responsible for the safety and health of its employees, consultants and visitors, and for compliance with all Applicable Laws related to health, safety and the environment, including providing its employees, consultants and visitors with all required information and training concerning any potential hazards involved in performing such activities and any precautionary measures to protect its employees from any such hazards.  Aduro shall train its personnel assigned to perform activities under this Agreement to ensure compliance with the Research Plan and ensure that any personnel so assigned shall be capable of professionally and competently performing the activities assigned to Aduro in each Research Plan.

4.1.3Lilly Responsibilities.

(a)Subject to Sections 4.1.2 and 2.4, Lilly will be responsible for the Research activities assigned to it in the Research Plan and for all further Research and Development activities for the Products other than Aduro Research Activities (collectively, the “Lilly Research Activities”).  For clarity, subject to Sections 4.1.2 and 2.4 and under any other written agreement between the Parties, Aduro shall have no obligation to assist in the Development of or fund any activities with respect to any Products other than as expressly provided under the Research Plan, unless mutually agreed by the Parties in writing.

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(b)Lilly shall use Commercially Reasonable Efforts to perform the Lilly Research Activities during the Research Term as soon as practical (consistent with good scientific practice), and shall commit such resources (including employees, agents, consultants, facilities, equipment and materials) as are reasonably necessary to comply with such diligence obligation.

(c)Lilly shall be solely responsible for the safety and health of its employees, consultants and visitors, and for compliance with all Applicable Laws related to health, safety and the environment, including providing its employees, consultants and visitors with all required information and training concerning any potential hazards involved in performing such activities and any precautionary measures to protect its employees from any such hazards.

4.1.4Costs of Research Activities.

(a)Aduro Responsibilities.  Subject to Section 4.1.4(c), [***].

(b)Lilly Responsibilities.  [***].

(c)Lilly Funding Obligations.  Lilly will reimburse Aduro for [***] (including the budget set forth therein) and this Agreement [***] during the initial Research Term for up to a total amount of [***] dollars ($[***]); provided that Lilly will not be obligated to reimburse Aduro for (i) [***], (ii) [***] and (iii) [***].  In the event Lilly exercises its option to extend the initial Research Term in accordance with Section 4.1.4(d), Lilly will reimburse Aduro for [***]  Aduro will invoice Lilly in arrears on a Calendar Quarter basis for [***] and will provide reasonable supporting documentation with respect thereto, which invoice, to the extent undisputed, Lilly shall pay within [***] ([***]) days of receipt thereof.  The Parties shall use good faith efforts to resolve all invoicing disputes promptly.  Lilly will have the right to audit any such FTE Costs by way of Section 8.3.5 applied mutatis mutandis (with appropriate substitution/replacement of relevant Party and subject matter).

(d)Extension Period.  Lilly shall have the right to extend the Research Term [***] for [***] ([***]) months each (each, an “Extension Period”) upon written notice to Aduro (i) in the case of the first Extension Period, not less than [***] prior to the end of the initial Research Term, or (ii) in the case of the second Extension Period, not less than [***] prior to the end of the first Extension Period, in each case provided that Lilly reimburses Aduro in full for all FTE Costs in accordance with Section 4.1.4(c); provided that an extension of the Research Term shall not be effective until (A) both Parties have agreed in a written amendment to this Agreement to the [***] for such extension, and (B) Aduro has confirmed in writing its ability to complete such Research Activities in accordance with the standards of this Agreement and [***]; provided, further, that [***].

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4.2Collaboration Compound Identification.

4.2.1[***]  Without limiting the foregoing, [***] may still be deemed by the JRC to be a “cGAS/STING Compound”.

4.2.2All Potential Collaboration Compounds that do not [***] and, to the extent not otherwise deemed by the JRC to be a cGAS/STING Compound, shall be “Excluded Compounds” (unless otherwise determined to be cGAS/STING Compounds or Collaboration Compounds pursuant to the last sentence of this Section 4.2.2), and as provided further in Section 2.5, all intellectual property rights in and to any such Excluded Compounds shall remain with the Party that furnished such compound for screening (i.e., the Party associated with the relevant compound set forth on Schedule 1.124 or Lilly with respect to any compound falling under Section 10.2.1(a)(ii)). Any disputes as to whether a Potential Collaboration Compound should be designated as a cGAS/STING Compound or Collaboration Compound shall be resolved as set forth in Section 15.2.

4.2.3Each cGAS/STING Compound shall be subjected to the [***] in accordance with the Research Plan.  [***].

4.2.4[***] (unless otherwise determined to be Collaboration Compounds pursuant to the last sentence of this Section 4.2.4), and as provided further in Section 2.5, all intellectual property rights in and to any such Excluded Compounds shall remain with the Party that furnished such compound for screening (i.e., the Party associated with the relevant compound set forth on Schedule 1.124 or Lilly with respect to any compound falling under Section 10.2.1(a)(ii)).  Any disputes as to whether a cGAS/STING Compound should be designated as a Collaboration Compound shall be resolved as set forth in Section 15.2.

4.2.5Notwithstanding anything to the contrary herein, including Sections 1.24, 1.160, 4.2.1, 4.2.2, and 4.2.3, following the expiration of the Research Term (and the related Research Plan), [***] for determining (a) [***], with respect to, (i) [***] or (ii) [***], in each case of (i) and (ii) as appropriate to determine whether a given Potential Collaboration Compound is a cGAS/STING Compound or an Excluded Compound; and (b) whether any cGAS/STING Compound [***] and is a Collaboration Compound or an Excluded Compound.  [***] if any such identified Excluded Compound was [***].

4.2.6[***], and as a result the Potential Collaboration Compound never becomes a “Collaboration Compound” hereunder, [***], such product shall be deemed a Product for all purposes hereunder.

4.3Candidate Selection.

4.3.1Lead Selection.  The Lead Selection Criteria as of the Effective Date are attached hereto as Schedule 1.93.  The JRC shall review the Lead Selection Criteria periodically during the Research Term in light of results obtained under the Research Plan and other relevant information.  During the Research Term and for a period of [***] ([***]) days thereafter, a Party shall provide written notice to the JRC of any Collaboration Compound in the event that such Party reasonably believes such Collaboration Compound approximates the Lead Selection Criteria.

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Within [***] ([***]) days after receipt of such notice, the JRC shall convene a special meeting to review the data and information associated with such Collaboration Compound and shall decide whether such Collaboration Compound should be selected as a Lead Candidate.  The time between the JRC’s receipt of such notice and the selection of a Lead Candidate is referred to herein as the “Deliberation Period.” Any disputes as to whether a Collaboration Compound should be designated as a Lead Candidate shall be resolved as set forth in Section 3.7.  From and after the expiration of the Research Term, [***]; provided that [***].

4.3.2Candidate Selection.  The Candidate Selection Criteria as of the Effective Date are attached hereto as Schedule 1.22.  The JRC shall review the Candidate Selection Criteria periodically during the Research Term in light of results obtained under the Research Plan and other relevant information.  During the Research Term and for [***] ([***]) days thereafter, a Party shall provide written notice to the JRC of any Lead Candidate in the event that such Party reasonably believes such Lead Candidate approximates the Candidate Selection Criteria. Within [***] ([***]) days after receipt of such notice, the JRC shall convene a special meeting to review the data and information associated with such Lead Candidate and, within [***] ([***]) days of such notice, shall decide whether such Lead Candidate should be selected as a Selected Candidate.  Any disputes as to whether a Lead Candidate should be designated as a Selected Candidate shall be resolved as set forth in Section 3.7.  From and after the expiration of the Research Term, [***]; provided that [***], and [***] associated therewith.

4.4Compliance.

4.4.1Applicable Laws.  Each Party shall perform its obligations and exercise its rights hereunder in compliance with all Applicable Laws.  For clarity, with respect to each activity performed under the Research Plan that will or would reasonably be expected to generate Research Data to be submitted to a Regulatory Authority in support of an IND, each Party shall comply with the regulations and guidance of the FDA that constitute GRP, GLP or GMP (or, if and as appropriate under the circumstances, International Conference on Harmonization (“ICH”) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory).

4.4.2Compliance with Anti-Corruption Laws.  Without limiting Section 4.4.1, in connection with this Agreement, each Party shall comply with all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, and shall not (i) make or promise to make, directly or indirectly, any improper payment or unlawful transfer of anything of value to any government official; government entity (including any government-owned or -controlled company); public international organization; political party or organization or official or candidate thereof; or any other person or entity; (ii) violate the United States Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.), the United Kingdom Bribery Act 2010 http://www.legislation.gov.uk/ukpga/2010/23/pdfs/ukpgaen_20100023_en.pdf), or any applicable Law of similar effect; or (iii) offer, promise, accept, or receive any unlawful payments, contributions, expenditures or gifts, or anything else of value, including bribes, gratuities, kickbacks, lobbying expenditures, political contributions, and contingent fee payments.

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4.4.3Prohibited Conduct.  In connection with this Agreement, neither Party has made, offered, given, promised to give, or authorized, and will not make, offer, give, promise to give, or authorize, any bribe, kickback, payment or transfer of anything of value, directly or indirectly, to any person or to any Government Official for the purpose of: (a) improperly influencing any act or decision of the person or Government Official; (b) inducing the person or Government Official to do or omit to do an act in violation of a lawful or otherwise required duty; (c) securing any improper advantage; or (d) inducing the person or Government Official to improperly influence the act or decision of any organization, including any government or government instrumentality, to assist Aduro or Lilly in obtaining or retaining business.

4.4.4Certain Standards Applicable to Research Activities.  Without limiting Section 4.4.1, all research done by either Party for non-regulated work under this Agreement will be conducted in accordance with the Research Plan, GRP, Eli Lilly and Company Animal Care and Use Requirement for Animal Researchers and Suppliers as set forth in Schedule 1.54 and all applicable data privacy and security laws and regulations.  If Lilly requests, Aduro will complete a self-assessment examination form based on such quality standards; provided that [***].  For purposes of this Agreement, if either Party requests, the other Party will complete a self-assessment examination form based on such quality standards.

4.4.5Compliance Audits.

(a)Without limiting Section 8.3.5 (which is specific to financial audits) and other Sections cross-referencing Section 8.3.5, during the Research Term, Lilly and its duly authorized representatives, shall have the right, [***], on reasonable prior written notice and during normal business hours, to audit Aduro’s facilities, where Aduro is performing activities under the Research Plan, including reviewing such documents and records as is reasonably necessary for assessing Aduro’s compliance with this Agreement; provided that Lilly may conduct such an audit of Aduro following the end of the Research Term to the extent that such an audit is required by Applicable Law or is necessary or useful in responding to a request from a Regulatory Authority; provided further, [***].  It is understood that Lilly undertakes any obligation to inspect, audit or qualify the facilities and any inspection conducted hereunder is for Lilly’s sole interest without undertaking any obligation or liability to Aduro or any other person or entity.  Any audit under this Section 4.4.5 conducted by or on behalf of Lilly shall not relieve Aduro from any of its obligations or liabilities under this Agreement.

(b)During the Research Term, to the extent that Aduro receives an inquiry from a Regulatory Authority related to the Aduro Research Activities that it believes in good faith Lilly is in possession of information that is necessary or useful in responding to such inquiry, Aduro shall have the right to ask questions of Lilly with respect thereto, to which Lilly shall use Commercially Reasonable Efforts to promptly respond to Aduro.  For clarity, [***].

4.4.6Compliance with Internal Compliance Codes and Party Specific Regulations.  All Internal Compliance Codes and Party Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.  The Parties agree to cooperate with each other to insure that each Party is able to comply with the substance of its respective Internal Compliance Codes and, to the extent practicable, to operate in a manner consist with its usual Compliance related processes.  Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Internal Compliance Codes or Party Specific Regulations applicable to it.

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4.4.7Subcontractors and Agents.  Each Party agrees that it will not retain any subcontractor, representative, or agent in connection with the performance of this Agreement without requiring such subcontractor, representative, or agent to enter into a written agreement with such Party requiring compliance with Applicable Laws, including anti-corruption laws, and the obligations set forth in this Section 4.4 (to the extent applicable) prior to any involvement in connection with this Agreement.

4.5Record Keeping.  Each Party shall maintain complete and accurate records (paper or electronic as applicable) of its Research and Development activities in sufficient detail, including in sufficient detail for purposes of making patent filings, in good scientific manner, or otherwise in a manner that reflects all work done and results achieved, as well as, with respect to Aduro, [***].

5.DEVELOPMENT ACTIVITIES; REGULATORY ACTIVITIES; SUPPLY

5.1Responsibility for Development.  As between the Parties, Lilly shall have the sole right and responsibility, at its sole cost and expense, for the conduct of all Development activities in respect of any Product in the Territory.

5.2Engagement of Third Party Contractors.  Lilly shall have the right to engage Third Party contractors, suppliers, or vendors to perform any of its Development activities, subject to Section 2.1.3 (to the extent applicable) and Section 4.4.7.

5.3Development Diligence.

5.3.1Lilly shall use Commercially Reasonable Efforts during the Term to Develop, either itself or through one or more Lilly Affiliates or Sublicensees, [***] and shall commit such resources (including employees, agents, consultants, facilities, equipment and materials) as are necessary to comply with such diligence obligation.

5.3.2Lilly shall provide to Aduro a written report on or about [***] of each Calendar Year, including a high-level summary of material (a) Clinical Trials completed, (b) work-in-progress, (c) current schedules or anticipated events or milestones and (d) Development-related transaction(s) involving Products, which summaries shall include relevant activities conducted and being conducted by Lilly Affiliates or Sublicensees.  [***].

5.4Co-Funding Option.

5.4.1Discussion by the Parties Prior to Exercise.  On a Product-by-Product basis, no later than [***] ([***]) months prior to [***], Lilly shall provide notice to Aduro of such [***] and an estimated budget (by Calendar Quarter and Calendar Year, to the extent available) of Lilly’s anticipated future Research and Development Costs to be incurred up to [***] for such Product [***], with sufficient detail to enable Aduro to assess whether to exercise its Co-Funding Option with respect to such Product pursuant to this Section 5.4 (the “Base Development Budget”).  In addition, upon written request, Lilly will promptly provide to Aduro updates (if any) to the Base Development Budget made between the date Lilly provides the initial budget to Aduro pursuant to the foregoing sentence and the end of the Exercise Period (as defined below).

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5.4.2Exercise.  On a Product-by-Product basis, Aduro will have the option (the “Co-Funding Option”), exercisable during the [***] ([***])-day period immediately following [***] (as notified by Lilly) (the “Exercise Period”) to elect to fund [***] percent ([***]%) of the Development Costs incurred by Lilly post-exercise of the Co-Funding Option for such Product.  Aduro may exercise the Co-Funding Option by providing written notice of its decision to exercise the Co-Funding Option to Lilly prior to expiration of the Exercise Period.

5.4.3Effects of Co-Funding Option Exercise.  If Aduro exercises a Co-Funding Option during the applicable Exercise Period, then the Parties shall promptly enter into a standalone agreement memorializing: (a) an obligation that Lilly provide Aduro rolling estimates of all shared Development Costs for the Development process on a routine basis and not less than [***], (b) an invoicing and payment process through which Aduro will pay in arrears [***] percent ([***]%) of the relevant Development Costs incurred by Lilly from and after the date of Aduro’s exercise of the relevant Co-Funding Option, (c) an amendment to the Agreement, setting forth (i) payments equal to [***] percent ([***]%) of Net Sales (provided that such [***] percent ([***]%) payments shall in no event be subject to any of the reductions set forth in Section 8.3.2), (ii) a reduction in the milestone payments set forth in Sections [***] and (iii) establishing a joint development committee with reasonable and customary governance provisions, which will in any event ensure Lilly decision-making control over activities and budgets, and (d) reasonable and appropriate consequences in the event [***].

6.Regulatory Matters.

6.1Regulatory Filings.  As between the Parties, Lilly shall have the sole right and responsibility for, at its sole expense, (a) preparing (subject to Section 4.1.2), filing and maintaining all Regulatory Filings for Products in its own name in the Territory and (b) reporting to Regulatory Authorities all Adverse Events and Serious Adverse Events occurring in any Clinical Trial conducted by or on behalf of Lilly related to Products, to the extent required by Applicable Laws.

6.2Product-Related Regulatory Interactions.  From and after the end of the Research Term, as between the Parties, Lilly shall be solely responsible for any communications with any Regulatory Authorities regarding the Products. In the event that Aduro receives any communication from a Regulatory Authority following the end of the Research Term, Aduro shall refer such Regulatory Authority to Lilly [***].

6.3Supply of Selected Candidate and Product.  Lilly shall be, as between the Parties, responsible for the global supply chain for Collaboration Compounds and Products, and shall be solely responsible for obtaining sufficient quantities of Collaboration Compounds, Lead Candidates and Selected Candidates, for pre-clinical, clinical and Commercialization purposes.  Lilly will provide to Aduro, free of charge, the pre-clinical supply of Collaboration Compounds, Lead Candidates and Selected Candidates as reasonably required for the conduct of Aduro Research Activities under the Research Plan.

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7.COMMERCIALIZATION OF PRODUCTS

7.1Responsibility for Commercialization of Products.  As between the Parties, Lilly shall be solely responsible, at its sole cost and expense, for the conduct of all aspects of the Commercialization of Products in the Territory, including (a) the conduct of: (i) all activities related to Clinical Trials and (ii) all pre-marketing, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or databases and post-marketing safety surveillance); (b) the timing for the launch of Products and for submitting applications for reimbursement with respect to Products in any country in the Territory; and [***].

7.2Commercialization Diligence.  Subject to obtaining Regulatory Approval for a Product, Lilly shall use Commercially Reasonable Efforts to Commercialize, either itself or through one or more Affiliates or Sublicensees, [***] dollars ($[***]).

8.CONSIDERATION

8.1Upfront Fee.  In partial consideration of the rights granted by Aduro to Lilly hereunder, Lilly shall pay to Aduro a one-time, non-refundable, non-creditable, upfront fee of twelve million dollars ($12,000,000) within fifteen (15) Business Days after the Effective Date.

8.2Milestone Payments.

8.2.1Development Milestones.  Lilly shall make the following one-time non-refundable, non-creditable payments to Aduro, on a per-Product basis, within [***] days after the first achievement of each of the following milestone events by each Product to achieve each such milestone:

Milestone Event	Milestone Payment ($ US Dollars)
[***]	$ [***]

[***].

Notwithstanding the foregoing to the contrary, [***].  For clarity, a “Product” includes all doses and formulations of such Product, and milestones hereunder would not be repeated in the event of a formulation change or dosage change for a given Product.  [***].

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8.2.2Sales Milestones.  Lilly shall make the following one-time, non-refundable, non-creditable milestone payments to Aduro within [***] ([***]) days after the end of the Calendar Quarter during which Lilly has achieved each of the following milestone events with respect to each Product:

Milestone Event	Milestone Payment ($ US Dollars)
[***]	$ [***]

In the event [***] following the Calendar Quarter in which such sales milestone event occurred.

8.2.3Notice and Payment of Milestones.  Lilly shall provide Aduro with prompt written notice of the occurrence of each milestone event set forth in Sections 8.2.1 and 8.2.2, but in any event no later than [***] ([***]) days after the end of the Calendar Quarter during which the milestone was achieved. If Aduro believes any such milestone event has occurred and it has not received a written notice of same from Lilly within the notice period set forth in the prior sentence, it shall so notify Lilly in writing and shall provide to Lilly documentation or other information that supports its belief and Lilly shall promptly, but in any event within [***] ([***]) days, pay the corresponding milestone or respond to the same in good faith in writing with documentation or other information that reasonably supports its belief.

8.3Payment of Royalties; Royalty Rates; Accounting and Records.

8.3.1Payment of Royalties.  Lilly shall pay Aduro royalties, on a Product-by-Product and country-by-country basis, on Net Sales of each Product in each Calendar Year (or partial Calendar Year), commencing with the First Commercial Sale of such Product in any country in the Territory and ending upon the last day of the last Royalty Term for such Product and country, at the following incremental rates:

Calendar Year Net Sales of such Product Increment	Royalty Rate (%)
[***]	[***]

Following expiration of the applicable Royalty Term for any Product, as applicable, in a given country, no further royalties will be payable in respect of sales of such Product in such country, the sales of such Product shall no longer be counted for purposes of establishing royalty tiers or the occurrence of a sales milestone under Section 8.2.2, and thereafter the licenses granted to Lilly hereunder with respect to such Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free.

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8.3.2Adjustments to Royalty Payments.

(a)No Patent Coverage.  Notwithstanding anything to the contrary in Section 8.3.1, if any Product is sold in a country and [***] is not Covered by a Valid Claim] of any Product Patent Rights, the royalty rates applicable to Net Sales in such country shall be reduced by [***] percent ([***]%) of the rates set forth in Section 8.3.1, continuing until the last day of the applicable Royalty Term with respect to such Product and such country at issue.

(b)Third Party IP Payments.  During the Term, Lilly shall have the right to negotiate and obtain a license from one or more Third Parties to Patent Rights that [***] (each such Third Party license is referred to herein as a “Third Party License”).  If Lilly enters into any Third Party License in connection with the Development, Manufacture, or Commercialization of a Product [***] then, except as otherwise provided in this Agreement, Lilly shall be entitled to credit a percentage of any payments actually made by Lilly to any Third Party solely in respect of such Third Party License (collectively, the “Third Party Payments”), up to a maximum of [***] percent ([***]%) of such Third Party Payments, against royalties payable to Aduro under Section 8.3.1 in respect of that Product (as then currently adjusted to reflect other applicable reductions hereunder, including as permitted under this Section 8.3.2); provided that [***] but in no event [***].

(c)Competing Generics.  In the event that one or more Third Parties sells a Competing Generic in any country in which a Product is then being sold by Lilly, then, from and after the First Commercial Sale of such Competing Generic, (i) if the cumulative unit volume of such Product sold in such country during a Calendar Quarter is [***], then the applicable royalties in effect with respect to such Product in such country as specified in Section 8.3.1 shall be reduced by [***] percent ([***]%); (ii) if the cumulative unit volume of such Product sold in such country during a Calendar Quarter is [***], then the applicable royalties in effect with respect to such Product in such country as specified in Section 8.3.1 shall be reduced by [***] percent ([***]%); and (iii) if the cumulative unit volume of such Product sold in such country during a Calendar Quarter is [***], then the applicable royalties in effect with respect to such Product in such country as specified in Section 8.3.1 shall be reduced by [***] percent ([***]%).  For clarity, [***].

(d)Limitations on Adjustments. Notwithstanding Sections 8.3.2(a) and (b), in no event shall the cumulative deductions applicable to any royalty payment hereunder reduce such payment by more than [***] percent ([***]%); provided that Lilly shall have the right to carry forward for application against royalties payable to Aduro in future periods any amount (up to [***] percent ([***]%) of the amounts paid) that is not credited due to the limitation in the immediately preceding clause.  Further, in the event Aduro has exercised the Co-Funding Option, the reductions permitted under this Section 8.3.2 shall not apply to the [***] percent ([***]%) increase in royalties per tier. For the avoidance of doubt, [***].

8.3.3Payment Dates and Reports.  Royalty payments shall be made by Lilly with respect to each Product within [***] ([***]) days after the end of each Calendar Quarter in which a sale of such Product shall occur, commencing with the Calendar Quarter in which the First Commercial Sale of such Product occurs.  Lilly shall also provide, at the same time each such payment is made, a report showing: [***].

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8.3.4Late Payments.  Lilly shall pay interest to Aduro on the aggregate amount of any payment that is not paid on or before the date such payment is due under this Agreement at a per annum rate of the [***], or the maximum rate allowable by Applicable Laws, whichever is less.

8.3.5Records; Audit Rights.

(a)Lilly shall, and shall cause its Affiliates and its and their Sublicensees to, keep materially complete and accurate financial books and records pertaining to the commercialization of Products hereunder, including books and records of Net Sales of Products, in sufficient detail to calculate and verify all amounts payable hereunder.  Lilly shall, and shall cause its Affiliates and its and their Sublicensees to, retain such books and records until the latest of (a) [***] ([***]) years after the end of the period to which such books and records pertain, (b) the expiration of the applicable tax statute of limitations (or any extensions thereof) and (c) for such period as may be required by Applicable Law.

(b)During the Term, Aduro shall not more than [***], have the right to have Lilly’s independent certified public accountants, or an independent auditor designated by Aduro from among one of the internationally recognized accounting firms known as KPMG, Deloitte, PricewaterhouseCoopers or Ernst & Young (i.e., the “Big 4” global accounting firms) (the “Auditor”), inspect Lilly’s records for [***] prior to the Calendar Year in which the audit request is made, for the purpose of determining the accuracy of royalty payments.  No period will be audited more than once.  Aduro shall submit an audit plan, including audit scope, to Lilly [***], prior to audit implementation.  The Auditor shall keep confidential any information obtained during such inspection and shall report to Aduro and Lilly only the amounts of net sales and royalties due and payable.  If determined that additional royalties are owed, or that royalties were overpaid, during such period, Lilly will pay Aduro the additional royalties, or Aduro will pay Lilly the overpaid royalties, within [***] ([***]) days of the date the Auditor’s written report is received by the paying party.  The fees charged by the Auditor will be paid by Aduro, unless any additional royalties owed exceed [***] percent ([***]%) and [***] U.S. dollars ($[***]) of the royalties paid for the royalty period subject to audit, in which case Lilly will pay the fees of the Auditor.

8.3.6Payments; Withholding Tax.

(a)Payments in Dollars.  All payments made by Lilly under this Article 8 shall be made by wire transfer from a banking institution in U.S. dollars in accordance with instructions given in writing from time to time by Aduro; provided, however, that Lilly will disburse payments only to Aduro’s jurisdiction of incorporation or to a jurisdiction in which Aduro has a significant business presence.

(b)Withholding Taxes. If Applicable Laws require withholding of income or other taxes imposed upon any payments made by Lilly to Aduro under this Agreement, including any VAT or sales tax, Lilly shall (i) make such withholding payments as may be required, (ii) subtract such withholding payments made by Lilly to Aduro from such payments made by Lilly to Aduro, (iii) submit appropriate proof of payment of the withholding taxes to Aduro within a reasonable period of time and (iv) promptly provide Aduro with all official receipts with respect thereto.  Lilly shall render Aduro reasonable assistance in order to allow Aduro to obtain the benefit of any present or future treaty against double taxation which may apply to such payments.

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9.TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY

9.1Confidentiality.

9.1.1Confidentiality Obligations.  Aduro and Lilly each recognizes that the other Party’s Confidential Information and Proprietary Materials constitute highly valuable assets of such other Party.  Aduro and Lilly each agrees that, during the Term and for an additional [***] after termination or expiration of this Agreement, (i) subject to Section 9.1.2, it will not disclose, and will cause its Affiliates and Sublicensees not to disclose, any Confidential Information or Proprietary Materials of the other Party, (ii) it will not use, and will cause its Affiliates and Sublicensees not to use, any Confidential Information or Proprietary Materials of the other Party, except as expressly permitted in this Agreement, (iii) it shall not attempt to reverse engineer, deconstruct or in any way determine the structure or composition of any of the other Party’s Proprietary Materials, and (iv) it will use the same efforts to protect the other Party’s Confidential Information as it does to protect its own similar Confidential Information (but, in any event, no less efforts than a reasonable Person in the industry would use to protect similar information).  To the extent that any Confidential Information or Proprietary Materials are identified in writing as a “trade secret” by either Party, the other Party’s obligations of confidentiality and non-use with respect to such trade secret information shall continue for so long as the relevant Confidential Information remains a “trade secret.”

9.1.2Limited Disclosure.

(a)Each Disclosing Party agrees that disclosure of its Confidential Information or any transfer of its Proprietary Materials may be made by the Receiving Party:

(i)to any employee, director or agent of, or consultant to, such Receiving Party or to other Third Parties to enable such Receiving Party to exercise its rights (including Lilly’s right to fully exploit the license granted to it under Section 2.1) or to carry out its responsibilities under this Agreement;

(ii)to such Receiving Party’s professional, legal and financial advisors;

(iii)as reasonably necessary in connection with an actual or potential (A) permitted license or sublicense of such Receiving Party’s rights hereunder or (B) merger, acquisition, consolidation, share exchange or other similar transaction involving such Receiving Party and any Third Party;

(iv)to any Third Party that is or may be engaged by a Receiving Party to perform services in connection with the Research Plan (or perform services in connection with carrying out Development or Commercialization activities) as necessary to enable such Third Party to perform such services;

(v)with respect to Lilly as the Receiving Party, to the extent necessary or useful for Lilly to exploit the license granted to it under Section 2.1; and

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(vi)for any other purpose with the Disclosing Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

provided that any disclosure made pursuant to this Section 9.1.2 shall only be made to Persons who have a need to know such Confidential Information and who are bound by written obligations of confidentiality and non-use at least as strict as those described in this Article 9;  provided, further, that each Party shall each remain responsible for any failure by such Persons to treat such Confidential Information as required under this Section 9.1.2.

(b)Each Disclosing Party also agrees that disclosure of its Confidential Information may be made by the Receiving Party:

(i)as reasonably necessary to file, prosecute or maintain Patent Rights, or to file, prosecute or defend litigation related to Patent Rights, or to file or maintain a Regulatory Filing, in accordance with this Agreement;

(ii)as required by court order, provided that the Receiving Party provides the other Party prior written notice of the required disclosure and takes reasonable steps to limit such disclosure to the minimum required amount and to obtain, or cooperate with the other Party in obtaining, a protective order or other similar order requiring that such Confidential Information be used only for the purposes required by such court order, law, or regulation; and

(iii)as reasonably necessary to comply with Applicable Laws, including in response to rules or guidance of the United States Internal Revenue Service or other taxing authority, or disclosures required by the U.S. Securities and Exchange Commission or made pursuant to the requirements of the national securities exchange or other stock market on which Receiving Party’s securities are traded; and

(iv)as appropriate in connection with the financing of such Receiving Party in a public or private offering, as advised by Receiving Party’s counsel.

9.1.3Requirement to Cooperate to Enable Accurate Public Disclosure.  To the extent either Party discloses to the other Party any Confidential Information which is a fact, result or event relating to the Research Activities or the Development, Manufacture or Commercialization of any Product that the Receiving Party in good faith reasonably believes is insufficient to allow the Receiving Party to fully understand the materiality of such Confidential Information for purposes of determining whether the Receiving Party is required to disclose, to any Government Authority or publicly, any such Confidential Information in order to comply with Applicable Laws (including securities laws or regulations and the applicable rules of any public stock exchange), the Disclosing Party agrees to discuss such Confidential Information with the Receiving Party and provide any additional information reasonably necessary to enable the receiving Party to assess the materiality, and the accuracy and completeness, of such information for such public disclosure purposes as the case may be, which additional information shall be treated as the Disclosing Party’s additional Confidential Information and shall be treated in accordance with the terms hereof.

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9.1.4Employees and Consultants.  Aduro and Lilly each hereby represents and warrants that all of its employees, directors, subcontractors, representatives, agents and consultants, and all of the employees and consultants of its Affiliates, Sublicensees and relevant Third Parties, who have access to Confidential Information or Proprietary Materials of the other Party are or will, prior to having such access, be bound by written obligations of confidentiality and non-use at least as strict those as described in Article 9.  Each Party agrees to use, and to cause its Affiliates, Sublicensees and relevant Third Parties to use, commercially reasonable efforts to enforce such obligations and to prohibit its employees, directors, agents and consultants from using such Confidential Information except as expressly permitted hereunder.

9.2Publicity.

9.2.1Press Releases.  The Parties shall, upon such timing as the Parties jointly agree, issue a joint press release with respect to this Agreement, and each Party may make subsequent public disclosure of the contents of such press release without further approval of the other Party.  The Parties also may issue mutually agreed upon press releases upon the occurrence of any milestone event achieved with respect to the Research, Development, Manufacture or Commercialization of any Collaboration Compound and/or Product hereunder, announcing the occurrence of the milestone event, and to provide an annual update to each Party’s shareholders regarding progress of the collaboration. Subject to the foregoing, except as otherwise permitted under this Article 9, neither Party shall issue a press or news release or make any similar public announcement related to the Research Plan or the terms and conditions of this Agreement without the prior written consent of the other Party, not to be unreasonably withheld.  If a Party determines that an announcement related to this Agreement (as distinct from a publication related to a Product, which is subject to Section 9.2.2) is required by Applicable Laws, it shall, to the extent reasonably practicable and permitted, give the other Party at least [***] ([***]) Business Days advance notice of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement.  With respect to any such public disclosure, except for the initial press release described above, the receiving Party (the “Requesting Party”) shall provide the other Party (the “Reviewing Party”) with a draft of the Content (as defined in the next sentence) of the draft press release or proposed disclosure for review, at least [***] ([***]) Business Days [***] in advance of the issuance of the press release or filing.  The word “Content” in this Section 9.2.1 means any information relating to the activities contemplated by this Agreement, and does not include any other business information of the Requesting Party or information pertaining to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 relating to “forward-looking statements.”  The Reviewing Party may notify the Requesting Party of any reasonable objections or suggestions that the Reviewing Party may have regarding the Content in the proposed public disclosure provided for review, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided in a timely manner.  The Requesting Party shall use diligent and good faith efforts to adopt the reasonable requests of the Reviewing Party with respect to its Confidential Information.

9.2.2Right to Publish/Present Publications.  Notwithstanding the foregoing or anything to the contrary in this Agreement, [***]; provided that Lilly shall submit a draft of any such publication to the extent such publication contains Aduro Know-How, or Aduro’s Confidential Information (a “Publication”) to Aduro prior to any such submission for publication

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or oral presentation and Aduro shall have the right to notify Lilly in writing within [***] ([***]) Business Days of receipt of such draft if it reasonably determines that such draft contains Aduro Know-How that is Confidential Information of Aduro, in which case Lilly shall remove such Confidential Information from the proposed Publication.  Subject to the foregoing portion of this Section 9.2.2, Aduro shall have the right to publish or present Aduro Know-How without the prior written consent of Lilly so long as no Confidential Information of Lilly is included in any such publication or presentation (including no [***]).

9.3Permitted Publication.  Notwithstanding Section 9.2, either Party may include in a public disclosure, without prior delivery to or approval by the other Party, any information which has previously been included in a public disclosure pursuant to Section 9.2.  A Party relying on this Section 9.3 shall bear the burden of establishing that information has previously been included in a public disclosure that has been approved pursuant to Section 9.2 or published or publicly disclosed by the other Party.

9.4Use of Proprietary Materials.  From time to time during the Term, either Party (the “Transferring Party”) may supply the other Party (the “Recipient Party”) with Proprietary Materials of the Transferring Party for use in the Research Plan.  Any Proprietary Materials being provided to Recipient Party shall be accompanied by a Materials Transfer Record substantially in the form of Schedule 9.4, which shall be signed by an official representative of both Parties.  In connection with the receipt of any Proprietary Materials from the Transferring Party, each Recipient Party hereby agrees that (a) it shall not use such Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (b) it shall use such Proprietary Materials only in compliance with all Applicable Laws; (c) it shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the Transferring Party; (d) the Recipient Party shall not acquire any rights of ownership, or title in or to, such Proprietary Materials as a result of such supply by the Transferring Party; and (e) upon the expiration or termination of this Agreement, the Recipient Party shall, if and as instructed by the Transferring Party, either destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder; provided that each Recipient Party may retain the Proprietary Materials of the Transferring Party for the sole purpose of fulfilling regulatory requirements or industry best practices.  EACH PARTY ACKNOWLEDGES THAT THE PROPRIETARY MATERIALS ARE BEING SUPPLIED WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE PROPRIETARY MATERIALS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY.

9.5Residual [***].  Except to the extent Aduro has granted exclusive rights to Lilly under Section 2.1 (including as and to the extent such rights survive this Agreement), each Party grants the other Party a non-exclusive license to use, outside the scope of this Agreement and for any purpose, any [***] who have had access to [***] pursuant to, [***] any such residual knowledge and no longer have access to any tangible embodiments of any [***]; provided, further, that any use of such residual knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at such Party’s sole risk.  Notwithstanding anything to the contrary in this Agreement, nothing in this Section 9.5 shall, or shall be interpreted to, grant

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any license or other right to use any patent, trademark or copyright.  Notwithstanding the foregoing, such [***].  The ability to use any such [***].  Furthermore, notwithstanding anything to the contrary in this Agreement, except to the extent Aduro has granted exclusive rights to Lilly under Section 2.1 (including as and to the extent such rights survive this Agreement), neither Party is forfeiting any rights that each may have to perform research activities in compliance with 35 U.S.C. § 271(e)(1) or any experimental or research use exemption that may apply in any country.

10.INTELLECTUAL PROPERTY RIGHTS

10.1Ownership of Background IP.

10.1.1As between the Parties, Aduro shall retain all of its right, title and interest in and to the Aduro Patent Rights and the Aduro Know-How.

10.1.2As between the Parties, Lilly shall retain all of its right, title and interest in and to the Lilly Patent Rights and the Lilly Know-How.

10.2Ownership of Collaboration IP.

10.2.1Lilly Collaboration IP.

(a)As between the Parties, Lilly shall own all right, title and interest in and to all “Lilly Collaboration IP,” i.e., Know-How and Patent Rights conceived or created or first reduced to practice after the Effective Date:

(i)[***]

(b)To the extent Aduro or any of its Affiliates or (sub)licensees has any ownership interest (e.g., by way of conception) in or to any Lilly Collaboration IP, Aduro shall, and does hereby, transfer and assign to Lilly, without additional consideration, undivided ownership of Aduro’s interest in such Lilly Collaboration IP to the extent necessary to vest sole ownership in Lilly, which transfer and assignment Lilly hereby accepts.  Each Party shall execute and deliver to the other Party a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary, including the appointment of the other Party as its attorney in fact solely to make such assignment, to effect such assignment.

10.2.2Aduro-Owned IP.

(a) As between the Parties, Aduro shall own all right, title and interest in and to all “Aduro Collaboration IP,” i.e., all Know-How and Patent Rights conceived or created or first reduced to practice after the Effective Date, other than Lilly Collaboration IP:

(i)[***]

(b)To the extent Lilly or any of its Affiliates or Sublicensees has any ownership interest (e.g., by way of conception) in or to any Aduro Collaboration IP, Lilly shall, and does hereby, transfer and assign to Aduro, without additional consideration, undivided ownership of Lilly’s interest in such Aduro Collaboration IP to the extent necessary to vest sole

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ownership in Aduro, which transfer and assignment Aduro hereby accepts.  Each Party shall execute and deliver to the other Party a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary, including the appointment of the other Party as its attorney in fact solely to make such assignment, to effect such assignment.

10.2.3Jointly-Owned Collaboration IP.

(a)The Parties shall jointly own all right, title and interest in and to all “Jointly-Owned Collaboration IP”, i.e., all Know-How and Patent Rights conceived or created or first reduced to practice after the Effective Date in the performance of the Research Activities other than Lilly Collaboration IP or Aduro Collaboration IP.

(b)To the extent any Jointly-Owned Collaboration IP is made solely by Lilly or Aduro, such Party shall, and does hereby, transfer and assign to Lilly or Aduro, as applicable, without additional consideration, one undivided half of such Party’s interest in such Jointly-Owned Collaboration IP to the extent necessary to vest joint ownership in Lilly or Aduro, which transfer and assignment the other Party hereby accepts. Each Party shall execute and deliver to the other Party a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary, including the appointment of the other Party as its attorney in fact solely to make such assignment, to effect such assignment.

(c)Except as expressly provided otherwise in this Agreement, neither Party shall have any obligation to obtain any approval of the other Party for, nor pay the other Party any share of the proceeds from or otherwise account to the other Party for, the practice, enforcement, licensing, assignment or other exploitation of any Jointly-Owned Collaboration IP, and each Party hereby waives any right it may have under the laws of any country to require such approval, sharing or accounting; provided, however, that neither Party shall exercise its rights under the Jointly-Owned Collaboration IP to Research, Develop, Manufacture or have Manufactured, use, Commercialize or otherwise exploit compounds (including Collaboration Compounds and Competing Products) outside the Field, or in the Field other than pursuant to this Agreement.

11.FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

11.1Patent Prosecution.

11.1.1Prosecution Rights.  As between the Parties, Lilly, at its sole expense, shall be primarily responsible for the Patent Prosecution of all Lilly Patent Rights, Aduro Patent Rights, and Joint Patent Rights.  Aduro shall cooperate with and assist Lilly in all reasonable respects in connection with Lilly’s Patent Prosecution of such Patent Rights.  If Lilly decides to cease prosecution or to allow to lapse any Lilly Patent Right, Aduro Patent Right, or Joint Patent Right, it shall inform Aduro of such decision or cessation promptly and, in any event, so as to provide Aduro a reasonable amount of time to meet any applicable deadline to establish or preserve such Patent Rights. Aduro shall have the right, but not the obligation, to assume sole responsibility for continuing the prosecution of such Patent Rights and paying any required Patent Costs to maintain such Patent Rights or defend such Patent Rights; provided that Aduro shall not have the right to continue prosecuting any such Patent Rights to the extent that Lilly’s notice pursuant to the foregoing sentence states that Lilly is ceasing such prosecution to benefit the Product and provides a commercially reasonable justification for such strategy.

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11.1.2Patent Defense Rights.  Each Party will notify the other Party within [***] ([***]) Business Days of becoming aware of any interference, declaratory judgment, opposition, inter partes review, re-examination or similar action or proceeding alleging the invalidity, unenforceability or non-infringement of any of the Aduro Patent Rights, Joint Patent Rights, or Lilly Patent Rights in the Territory.  Lilly shall be responsible for the Patent Defense of Lilly Patent Rights, Aduro Patent Rights, and Joint Patent Rights.  Aduro shall cooperate with and assist Lilly in all reasonable respects, in connection with Lilly’s Patent Defense activities.  All Patent Costs incurred by Lilly in connection with the Patent Defense of such Patent Rights shall be, as between the Parties, the sole responsibility of Lilly.  If Lilly decides to cease such Patent Defense with respect to any Aduro Patent Right, Lilly Patent Right or Joint Patent Right, it shall inform Aduro of such decision promptly and, in any event, so as to provide Aduro a reasonable amount of time to meet any applicable deadline to defend or preserve such Patent Rights. Upon receipt of such notice, Aduro shall have the right, but not the obligation, to assume sole responsibility for Patent Defense of such Patent Rights and paying all future Patent Costs associated with such Patent Defense; provided that Aduro shall not have the right to continue any such Patent Defense to the extent that Lilly’s notice pursuant to the foregoing sentence states that Lilly is ceasing such Patent Defense to benefit the Product and provides a commercially reasonable justification for such strategy.

11.1.3Information and Cooperation. Lilly shall (i) promptly provide Aduro with copies of all patent applications with respect to Aduro Patent Rights or Joint Patent Rights to be filed pursuant to Section 11.1.1 and other material submissions and correspondence with the applicable patent offices, in sufficient time to allow for review and comment by Aduro and (ii) provide Aduro and its patent counsel with an opportunity to consult with Lilly and its patent counsel regarding the filing and contents of any such application, amendment, submission or response that relates to such Patent Rights.  The advice and suggestions of Aduro and its patent counsel shall be taken into consideration in good faith by Lilly and its patent counsel in connection with such filing; provided that if Aduro fails to provide any comment on or before the expiration of [***] before the proposed filing date notified by Lilly, Lilly’s obligations under this Section 11.1.3 shall be deemed to have been fulfilled.

11.2Enforcement and Defense.

11.2.1Third Party Infringement.

(a)In General; Right to Enforce.

(i)If either Party becomes aware of (A) any actual or suspected infringement of any Joint Patent Rights, Lilly Patent Rights, or Aduro Patent Rights or misappropriation of any Aduro Know-How, Lilly Know-How, or Joint Know-How, or (B) the submission by any Third Party of an application for approval of a generic product under the FDCA, or similar legislation outside the United States, for any Product, or otherwise claiming that any Joint Patent Rights, Lilly Patent Rights, or Aduro Patent Rights are invalid or unenforceable or claiming that any such Patents would not be infringed by the making, use, offer for sale, sale or import of a product for which an application under the FDCA is filed, or any equivalent or similar certification or notice in any other jurisdiction in the Territory (each, an “Infringement”), that Party shall promptly notify the other Party of such Infringement of which it is aware (each, an “Infringement Notice”).  The Parties shall promptly meet to discuss the Infringement and the strategy for patent enforcement with respect to that Infringement; provided that, [***].

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(ii)Lilly shall have the first right, but not the obligation, to address any Infringement in the Territory with respect to the Lilly Patent Rights, the Aduro Patent Rights or Joint Patent Rights, or with respect to the Lilly Know-How, Aduro Know-How or Joint Know-How, at its sole expense, by taking reasonable steps, which may include the institution of legal proceedings or other action, and to compromise or settle such Infringement (each, an “Infringement Response”), provided that: (A) Lilly shall keep Aduro reasonably informed about any such Infringement Response and Aduro shall provide all reasonable cooperation to Lilly in connection with such Infringement Response; and (B) [***].  If Lilly does not intend to prosecute or defend an Infringement of such Patent Rights, or ceases to diligently pursue an Infringement Response with respect to such an Infringement of Aduro Patent Rights or Joint Patent Rights, it shall promptly inform Aduro in such a manner that such Infringement Response will not be prejudiced and Aduro shall have the right, but not the obligation, to address such Infringement, at Aduro’s sole expense, in accordance with this Section 11.2.1(a)(i), which shall apply mutatis mutandis.  For clarity, [***].

(b)Right to Representation; Cooperation. Each Party shall have the right to participate and be represented by counsel that it selects, at its sole expense, in any Infringement Response instituted or continued under Section 11.2.1(a) by the other Party.  In any Infringement Response instituted under this Section 11.2.1, the Parties shall cooperate with and assist each other in all reasonable respects.  If a Party with the right to initiate an Infringement Response under Section 11.2.1(a) to address an Infringement lacks standing to do so and the other Party has standing to initiate such action, then the Party with the right to initiate an action under Section 11.2.1(a) may name the other Party as plaintiff in such action or may require the Party with standing to initiate such Infringement Response at the expense of the other Party

(c)Allocation of Recoveries.  Any monetary settlements, damages or monetary awards (“Recovery”) recovered by either Party pursuant to any Infringement Response shall, after reimbursing the Parties for their reasonable out-of-pocket expenses in making such Recovery [***], with the remainder to be [***].

11.3Defense of Claims.  If any action, suit or proceeding is brought against either Party or any Affiliate of either Party alleging the misappropriation or infringement of the Know-How or Patent Rights of a Third Party by reason of the Research, Development, Manufacture or Commercialization of any Product, such Party shall notify the other Party within [***] ([***]) days of the earlier of (a) receipt of service of process in such action, suit or proceeding or (b) the date such Party becomes aware that such action, suit or proceeding has been instituted, and the Parties shall meet as soon as possible to discuss the overall strategy for defense of such matter.  Except as unanimously agreed by the Parties, Lilly shall have the right but not the obligation to defend any such action, suit or proceeding at its sole expense; (ii) Aduro shall have the right to separate counsel at its own expense in any such action, suit or proceeding; and (iii) the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding.  Each Party shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party including all documents filed in any litigation.  If Lilly does not intend to defend any such action, or ceases such defense, it shall inform Aduro of such decision promptly and, in any event, so as to provide Aduro a reasonable amount of time to meet any applicable deadline with respect to such defense.  Upon receipt of such notice, Aduro

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shall have the right, but not the obligation, to assume sole responsibility for such defense at its sole expense; provided that Aduro shall not have the right to assume sole responsibility for or continue any such defense to the extent that Lilly’s notice pursuant to the foregoing sentence states that Lilly is not defending such action or is ceasing such defense to benefit the Product and Lilly provides a reasonable justification for such strategy.

11.4Patent Term Extension.  The Parties shall cooperate with each other in obtaining patent term extensions or supplemental protection certificates or their equivalents in any country in the Territory where applicable to any Patent Right Covering the Product.  Such cooperation shall include diligently and timely conferring and coordinating with respect to such matters to ensure compliance with applicable filing deadlines, and agreeing on procedures to be followed by the Parties to ensure such compliance.  [***].

12.TERM AND TERMINATION

12.1Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect, unless otherwise terminated pursuant to Section 12.2, until the expiration of all payment obligations under this Agreement with respect to the last Product in all countries in the Territory (the “Term”).  Upon the expiration of the Royalty Term with respect to a given Product and country, the licenses granted to Lilly under Section 2.1 shall be retained as fully paid-up, irrevocable and perpetual, exclusive licenses with respect to such Product and such country.

12.2Termination.  This Agreement may be terminated as follows:

12.2.1Unilateral Right to Terminate Agreement.  Lilly may terminate this Agreement in its entirety or on a Product-by-Product basis effective at any time, by providing not less than [***] prior written notice to Aduro[***].

12.2.2Termination for Breach.

(a)If a Party materially breaches this Agreement in its entirety, or, after commencement of Development of a Product, materially breaches this Agreement with respect to a given Product, then the non-breaching Party may provide the breaching Party with a written notice specifying the nature of the breach, and stating its intention to terminate this Agreement in its entirety, or with respect to a given Product, as applicable, if such breach is not cured.

(b)If (i) the material breach is with respect to an undisputed payment obligation and is not cured within a [***] period after the alleged breaching Party has received written notice of termination or (ii) if the material breach relates to any obligation other than a payment obligation and is not cured by the allegedly breaching Party within [***] after the receipt of such notice, the non-breaching Party may terminate the Agreement by written notice to the other Party.

(c)If the allegedly breaching Party in good faith disputes such material breach or the failure to cure or remedy such material breach such Party shall, within [***] of receipt of written notice from the other Party of termination (i) provide written notice of that dispute putting forward in reasonable detail the rationale for disputing the alleged breach to the

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notifying Party and (ii) initiate dispute resolution procedures in accordance with Section 15.2, in which case, such termination shall not be effective until [***] after the dispute resolution award determining that the conditions for termination of this Section 12.2.2 are met; provided that the breach is not cured within such [***] period and during the pendency of any such dispute resolution the Parties shall continue performing their respective obligations, and exercising their respective rights, under this Agreement.  The Parties hereby agree to take such steps as may be reasonably necessary to complete such dispute resolution process as expeditiously as possible given the circumstances.

(d)For clarity, this Agreement may only be terminated in its entirety pursuant to this Section 12.2.2 if the material breach affects the totality of this Agreement and is not isolatable to a single Product.

12.2.3Termination for Insolvency.  Either Party shall have the right to terminate this Agreement in its entirety upon immediate written notice if the other Party:  (a) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all of a substantial part of its property, (b) makes a general assignment for the benefit of its creditors, (c) commences a voluntary case under the Bankruptcy Code of any country, (d) files a petition seeking to take advantage of any Applicable Laws relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (e) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code of any country, (f) takes any corporate action for the purpose of effecting any of the foregoing, (g) has a proceeding or case commenced against it in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets or (iii) similar relief under the Bankruptcy Code of any country, or an order, judgment or decree approving any of the foregoing is entered, or (h) has an order for relief against it entered in an involuntary case under the Bankruptcy Code of any country and, in any of (a) through (g) above, the application, assignment, commencement, filing, or corporate action continues unstayed for, or is not otherwise discharged or withdrawn on or before, a period of sixty (60) days.

12.3Consequences of Termination of Agreement.

12.3.1If this Agreement is terminated in its entirety by Lilly pursuant to Section 12.2.1 (Unilateral Right to Terminate for Convenience), or by Aduro pursuant to Section 12.2.2 (Termination for Breach) or Section 12.2.3 (Termination for Insolvency), then:

(a)all the licenses and rights granted by one Party to the other, except as set forth in this Section 12.3.1, will cease and revert to the granting Party, as of the date of such termination;

(b)Lilly shall use Commercially Reasonable Efforts to transfer back to Aduro all Aduro Know-How;

(c)Lilly shall grant, and hereby does grant, to Aduro and its Affiliates, an exclusive, worldwide license, with the right to grant sublicenses through multiple tiers, under

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the Termination IP, solely to Research, Develop, Manufacture or have Manufactured, use, Commercialize and otherwise fully exploit Termination Products. Aduro shall pay to Lilly, in consideration for the foregoing license grant, [***]  If Lilly is required to make any payments to a Third Party as a result of Aduro’s or its Affiliates’ exercise of the foregoing license, Aduro shall (x) [***] and (y) comply with any applicable terms and conditions contained in any relevant Third Party agreement. [***];

(d)Lilly shall use Commercially Reasonable Efforts to transfer to Aduro, and Aduro shall take delivery and transfer of, all Regulatory Filings and Regulatory Approvals, and Know-How within the Termination IP (and solely to the extent related exclusively) to Termination Products;

(e)Lilly shall use Commercially Reasonable Efforts to destroy (at Lilly’s expense) or transfer to Aduro (at Aduro’s expense), at the election of Aduro, all Termination Products in the possession or control of Lilly at the effective date of termination; and

(f)any sublicenses granted by Lilly hereunder to any Sublicensees shall become direct licenses under this Agreement, subject only to modifying the rights granted to (and payments due from) any such Sublicensees to be proportional to the rights granted by Lilly to any such Sublicensees.

12.3.2If this Agreement is terminated on a Product-by-Product basis by Lilly pursuant to Section 12.2.1 (Unilateral Right to Terminate for Convenience), or by Aduro pursuant to Section 12.2.2 (Termination for Breach) or Section 12.2.3 (Termination for Insolvency), then:

(a)all the licenses and rights granted by one Party to the other, except as set forth in this Section 12.3.2, to the extent solely related to such Product will cease and revert to granting Party, as at the date of such termination;

(b)Lilly shall use Commercially Reasonable Efforts to transfer back to Aduro all Aduro Know-How solely related to such Termination Product;

(c)Lilly shall grant, and hereby does grant, to Aduro and its Affiliates, an exclusive, worldwide license, with the right to grant sublicenses through multiple tiers, under the Termination IP, solely to Research, Develop, Manufacture or have Manufactured, use, Commercialize and otherwise fully exploit the Termination Product. Aduro shall pay to Lilly, in consideration for the foregoing license grant, [***].  If Lilly is required to make any payments to a Third Party as a result of Aduro’s or its Affiliates’ exercise of the foregoing license, Aduro shall (x) [***] and (y) comply with any applicable terms and conditions contained in any relevant Third Party agreement. [***];

(d)Lilly shall use Commercially Reasonable Efforts to transfer to Aduro, and Aduro shall take delivery and transfer of, all Regulatory Filings and Regulatory Approvals, and Know-How within the Termination IP (and solely to the extent related exclusively) to Termination Products;

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(e)Lilly shall use Commercially Reasonable Efforts to destroy (at Lilly’s expense) or transfer to Aduro (at Aduro’s expense), at the election of Aduro, all Termination Products in the possession or control of Lilly at the effective date of termination; and

(f)any sublicenses granted by Lilly hereunder to any Sublicensees with respect to the Termination Products shall become direct licenses under this Agreement, subject only to modifying the rights granted to (and payments due from) any such Sublicensees to be proportional to the rights granted by Lilly to any such Sublicensees.

12.3.3If this Agreement is terminable by Lilly pursuant to Section 12.2.2 (Termination for Breach), then, at Lilly’s discretion, in lieu of exercising such termination right, Lilly shall have the right, by way of written notice to Aduro, to continue this Agreement in accordance with its terms, subject only to a reduction by [***] percent ([***]%) of any amounts due to Aduro hereunder with respect to such Products as are eligible to be the subject of such termination.

12.3.4Termination of this Agreement for any reason shall be without prejudice to Aduro’s right to receive all milestone payments and royalties accrued under Sections 8.2.1, 8.2.2, and 8.3.1 prior to the effective date of such termination and any other payments due hereunder that have accrued prior to the effective date of such termination.

12.3.5If, following termination of this Agreement, Lilly Commercializes a compound that is (i) subject to Section 10.2.1(a)(ii), and (ii) [***] on or prior to the [***] ([***]) anniversary of the effective date of termination (a “Lilly Compound”), then Lilly shall pay to Aduro [***]

12.4Surviving Provisions.  Termination or expiration of this Agreement for any reason shall be without prejudice to:  (a) the survival of rights specifically stated in this Agreement to survive, including as set forth in this Section 12.4; (b) the rights and obligations of the Parties provided in Sections 2.1 (solely to the extent set forth in Section 12.1), 2.5, 4.4 (solely with respect to the licensee Party to the extent any licenses granted hereunder survive under Section 12.3.1(c) or 12.3.2(c)), 4.5 (solely to the extent required under Applicable Law), 8.3.5, 12.1 (second sentence only), 12.3, 12.5, 13.3, and 13.4 and Articles 1 (solely to the extent defined terms are used in any other surviving provisions), 8 (solely as set out in Section 12.3, and excluding, for clarity, Section 8.1), 9 (for clarity, with respect to 9.1, solely for the period set forth therein), 14 (excluding, solely with respect to Lilly’s indemnification obligations hereunder, any Losses, claims, suits, actions, demands or judgments arising in connection with any Termination Product), and 15, all of which shall survive such termination or expiration, except as provided in this Article 12; and (c) any other rights or remedies provided at law or equity which either Party may otherwise have, except as otherwise expressly provided for in this Agreement.

12.5Termination CRE.  Solely for purposes of Sections 12.3.1(d) and (e) and Sections 12.3.2(b), (d), and (e), the term “Commercially Reasonable Efforts” as it applies to Lilly will be understood to mean, the effort, expertise and resources normally used by Lilly in the divestiture of a comparable pharmaceutical product controlled by Lilly which is of similar market potential at a similar stage of development or commercialization in light of issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound,

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platform, or product, the regulatory structure involved, the profitability of the applicable products, product reimbursement and other relevant strategic and commercial factors normally considered by Lilly in undertaking such a divestiture.

13.REPRESENTATIONS AND WARRANTIES

13.1Mutual Representations and Warranties.  Aduro and Lilly each represents and warrants to the other, as of the Effective Date, as follows:

13.1.1Organization.  It is a corporation or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

13.1.2Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any Applicable Laws or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

13.1.3Binding Agreement.  This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions.

13.1.4No Inconsistent Obligation.  It is not under, and will not become subject to, any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

13.1.5Absence of Debarment.  Neither it, nor any of its officers, employees, subcontractors, representatives, agents, consultants or any other person used by either Party in the performance of the Research Activities has been or is (a) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to Section 306 of the United States Food Drug and Cosmetic Act, 21 U.S.C. § 335a, (b) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)) or government procurement or non-procurement programs, or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action.  Each Party shall inform the other Party in writing promptly if such Party or any person who is performing Research Activities on behalf of such Party is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of such Party’s Knowledge, is threatened.

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13.2Additional Representations and Warranties of Aduro.  Aduro represents and warrants to Lilly, as of the Effective Date, as follows:

13.2.1No Claims. There are no claims, judgments or settlements against Aduro pending, [***], threatened that invalidate or seek to invalidate the Aduro Patent Rights.  [***], use of the Aduro Know-How and Aduro Patent Rights by Lilly in accordance with the terms of this Agreement, including Lilly’s further Research, Development, Manufacturing or Commercialization of Products, will not infringe on the rights of any Third Party, including any Third Party intellectual property rights.

13.2.2No Assignment.  Aduro has not granted any right, license or interest in or to the Aduro Patent Rights or Aduro Know-How that is inconsistent with the licenses and rights granted to Lilly under this Agreement.

13.2.3Ownership; Rights and Related Actions.  Aduro is the sole and exclusive owner of the Aduro Know-How and the Aduro Patent Rights, and, in each case, has the ability to grant to Lilly the rights granted to Lilly under this Agreement, and such ownership is free and clear of all encumbrances, security interests, options and licenses.  None of the Aduro Know-How or Aduro Patent Rights is subject to any existing royalty or other payment obligations to any Third Party under any agreement or understanding entered into by Aduro or its Affiliates.

13.2.4Completeness.  The intellectual property rights licensed to Lilly hereunder represents all of the intellectual property rights that are being used by Aduro or its Affiliates for the Research of Products.

13.2.5No Interference.  [***] the Aduro Patent Rights are not the subject of any interference proceeding and there is no pending or threatened action, suit, proceeding or claim by a Third Party challenging Aduro’s ownership rights in, or the validity or scope of, the Aduro Patent Rights.

13.2.6No Litigation.  There is no claim, action, suit, proceeding, complaint or investigation pending before any court or administrative office or agency or, [***], currently threatened against Aduro or any of its Affiliates, with respect to any of the Aduro Patent Rights or Aduro Know-How.

13.2.7No Third Party Infringement.  Aduro has not initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any Aduro Patent Rights or Aduro Know-How nor have any such proceedings been threatened by Aduro.  [***] no Person is infringing or threatening to infringe or misappropriating or threatening to misappropriate any of the Aduro Patent Rights or Aduro Know-How.

13.2.8Assignment by Employees, Agents and Consultants.  All employees and agents of, and consultants to, Aduro are obligated to assign to Aduro their rights in and to any inventions arising out of their work at Aduro either pursuant to written agreement or by operation of law.

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13.2.9Disclosure.  Aduro has made available to Lilly all toxicology studies, clinical data, process and analytical development information, manufacturing process data, material filings and material correspondence with Regulatory Authorities, and all other material information in its possession or control relating to the cGAS-STING pathway, and, [***] all such information is complete and accurate in all material respects.

13.2.10Confidentiality.  Aduro has used [***] to protect the confidentiality of those parts of the Aduro Know-How that constitute confidential or proprietary information of Aduro.

13.3Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY KNOW-HOW, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

13.4No Warranty of Success.  Nothing contained in this Agreement shall be construed as a warranty, either express or implied, on the part of either Party that (a) the Development or Commercialization of any Product or any Product will be successful or (b) any Product will be commercially exploitable in any respect.

14.INDEMNIFICATION

14.1Indemnification of Aduro by Lilly.  Lilly shall indemnify, defend and hold harmless Aduro, its Affiliates, their respective employees, directors, agents, officers and consultants, and their respective successors, heirs and assigns (collectively, the “Aduro Indemnitees”), against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Aduro Indemnitees, resulting from claims, suits, actions, demands or judgments of Third Parties, including personal injury and Product liability claims (collectively, “Aduro Indemnity Claims”), arising out of:

14.1.1the conduct by Lilly, any of its Affiliates, Sublicensees or Third Parties of Lilly Research Activities (including any violation of Applicable Laws);

14.1.2the Research, Development, Manufacture or Commercialization of any Product by Lilly or any of its Affiliates, Sublicensees, distributors or agents in the Territory);

14.1.3any material breach of this Agreement (including any representation or warranty hereunder) by Lilly or any Lilly Indemnitee;

14.1.4the gross negligence or willful misconduct of Lilly or any Lilly Indemnitee; or

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14.1.5any Third Party’s claim that Aduro’s practice of Lilly Patent Rights or Lilly Know-How in the performance of the Aduro Research Activities in the Field in accordance with this Agreement infringes such Third Party’s proprietary intellectual property rights;

except, in each case, to the extent Aduro is obligated to indemnify the Lilly Indemnitees pursuant to Section 14.2.

14.2Indemnification of Lilly by Aduro.  Aduro shall indemnify, defend and hold harmless Lilly, its Affiliates, their respective employees, directors, agents, officers and consultants, and their respective successors, heirs and assigns (collectively, the “Lilly Indemnitees”), against all Losses incurred by or imposed upon the Lilly Indemnitees, or any of them, resulting from claims, suits, actions, demands or judgments of Third Parties, including personal injury and Product liability claims (collectively, “Lilly Indemnity Claims”) arising out of:

14.2.1the conduct by Aduro or any of its Affiliates, sublicensees or Third Parties of Aduro Research Activities (including any violation of Applicable Laws);

14.2.2any material breach of this Agreement (including any representation or warranty hereunder) by Aduro or any Aduro Indemnitee;

14.2.3the gross negligence or willful misconduct of Aduro or any Aduro Indemnitee; or

14.2.4the Research, Development, Manufacture or Commercialization of any Termination Product by or on behalf of Aduro or any of its Affiliates, (sub)licensees, distributors or agents in the Territory;

except, in each case, to the extent Lilly has an obligation to indemnify any Aduro Indemnitees pursuant to Section 14.1.

14.3Conditions to Indemnification.  A Person seeking Recovery under this Article 14 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from whom indemnification is sought (the “Indemnifying Party”). Provided that the Indemnifying Party is not contesting its obligation under this Article 14, the Indemnified Party shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such Claim.  The Indemnifying Party shall (a) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to such Indemnified Party and (b) not settle or otherwise resolve such claim without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement fully releases the Indemnified Party without any liability, loss, cost or obligation incurred by the Indemnified Party (in which case prior consent shall not be required).  Each Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim (with any such counsel being at its own sole cost and expense).  If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect

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to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith) and (ii) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 14.

14.4Limited Liability.  NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL, REMOTE, SPECULATIVE OR OTHER DAMAGES WHETHER OR NOT PROBABLE OR REASONABLY FORESEEABLE, OR LOST PROFITS OR LOST REVENUES, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, (1) NOTHING IN THIS SECTION 14.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT DAMAGES PAID OR PAYABLE IN CONNECTION WITH THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 14.1 OR 14.2 FOR AMOUNTS PAID TO THIRD PARTIES, FOR A BREACH OF SECTION 9.1, OR IN THE CASE OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, AND (2) A PARTY OR ITS AFFILIATE, AS APPLICABLE, SHALL BE ENTITLED TO RECOVER ALL AMOUNTS ACCRUED AND OWING UNDER THIS AGREEMENT.

14.5Insurance.  Each Party shall procure and maintain insurance (which, in the case of Lilly, may take the form of self-insurance), including product liability insurance, with respect to its activities hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Collaboration Compound is being clinically tested in human subjects or commercially distributed or sold.  Each Party shall provide the other Party with written evidence of such insurance upon reasonable request therefor from time-to-time.  Each Party shall provide the other Party with written notice at least [***] ([***]) days prior to the cancellation, non-renewal or material change in such insurance or self-insurance, as applicable, which materially adversely affects the rights of the other Party hereunder.

15.MISCELLANEOUS

15.1Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of [***], without regard to the application of principles of conflicts of law.

15.2Dispute Resolution.

15.2.1In the event of any dispute arising under this Agreement between the Parties, either Party shall have a right to refer such dispute to the respective Executive Officers, and such Executive Officers shall attempt in good faith to resolve such dispute.  If the Parties are unable to resolve a given dispute pursuant to this Section 15.2 within [***] ([***]) days of referring such dispute to the Executive Officers, any such dispute shall be resolved pursuant to Section 15.2.2; provided that disputes that are subject to a Party’s final decision-making authority pursuant to Section 3.7 shall not be subject to the dispute resolution procedures in Section 15.2.2 and not subject to further dispute resolution, whether in a court of law, equity or otherwise.  THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

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15.2.2In the event a dispute arising under this Agreement between the Parties remains unresolved within [***] ([***]) days of such dispute being referred to the Executive Officers, each Party reserves its right to any and all remedies available under Applicable Laws or equity with respect to such dispute.  Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement and subject to this Section 15.2.2.  Each Party agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.  Each Party irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.2.3[***].

15.3Equitable Relief.  Notwithstanding anything to the contrary, each of the Parties hereby acknowledges that a breach or threatened breach of their respective obligations under this Agreement may cause irreparable harm and that the remedy or remedies at law for any such breach may be inadequate.  Each of the Parties hereby agrees that, in the event of any such breach or threatened breach, in addition to all other available remedies hereunder, the non-breaching Party shall have the right, to seek equitable relief to enforce the provisions of this Agreement.

15.4Notices.  All notices and communications permitted or required under this Agreement shall be in writing and delivered personally or by nationally recognized overnight express courier providing evidence of delivery either addressed as follows below, or by email or facsimile confirmed thereafter by any of the foregoing, or to such other address as may be designated from time to time.

If to Lilly:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Attention: General Patent Counsel Fax:317-433-3000
With a copy to:	Eli Lilly and Company Lilly Corporate Center Indianapolis, Indiana 46285 Attention: Senior Vice President Business Development Fax: 317-651-3051
If to Aduro:	Aduro Biotech, Inc.

740 Heinz Avenue

Berkeley, California 94710
Attention: Legal Department
Tel.:  510-809-9289

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With a copy to:	Arnold & Porter Kaye Scholer LLP

601 Massachusetts Avenue NW

Washington, District of Columbia 20001
Attention:  Kristen Riemenschneider
Tel.:  202-942-6763

Notices delivered in accordance with this Section 15.4 shall be deemed delivered on receipt if received on a Business Day before 5pm at the location of delivery or if after 5pm, then on the following Business Day.

15.5Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

15.6Headings.  Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

15.7Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement.  Each Party may execute this Agreement by facsimile transmission or in Adobe™ Portable Document Format (“PDF”) sent by electronic mail.  In addition, facsimile or PDF signatures of authorized signatories of any Party will be deemed to be original signatures and will be valid and binding, and delivery of a facsimile or PDF signature by any Party will constitute due execution and delivery of this Agreement.

15.8Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance.  The delay or failure of either Party at any time or times to require performance or to exercise any right arising out of any provisions shall in no manner affect the rights at a later time to enforce the same.  Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.  No single or partial exercise of any right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.  Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Applicable Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

15.9Purposes and Scope.  The Parties hereto understand and agree that the relationship between the Parties described in this Agreement is limited to the activities, rights and obligations as set forth in this Agreement.  Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the Parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with

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respect to any subject matter not covered hereunder, (d) to give either Party the right to bind the other, (e) to create any duties or obligations between the Parties except as set forth herein or (f) to grant any direct or implied licenses or any other rights other than as set forth herein.

15.10Assignment and Successors; Change of Control.

15.10.1Generally.  Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the written consent of the other Party which consent shall not be unreasonably withheld, conditioned or delayed, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, (a) in whole or in part, to any of its Affiliates, or (b) in whole, but not in part, in connection with a Change of Control of such Party (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger in the United States), in which event, subject to Aduro complying with Section 15.10.3 if applicable, the provisions of Section 2.3 shall not apply to the acquiring party as of the effective date of the Change of Control)).  If either Party assigns this Agreement pursuant to this Section 15.10.1, it shall promptly notify the other Party in writing of such assignment within [***] ([***]) Business Days.  In no event may Lilly assign this Agreement prior to the end of the Initial Exclusivity Term.

15.10.2No Diminution of Rights.  Subject to the terms and conditions hereof, no right of a Party shall be diminished and no obligation of a Party shall be increased as a result of an assignment by the other Party hereunder, including as a result of a Change of Control of the other Party.  This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Parties and their respective successors and permitted assigns.

15.10.3Aduro Change of Control.  In the event of a Change of Control of Aduro during the Term, where the acquirer is a company that is Researching, Developing or Commercializing a Competing Product (the “Competing Acquirer”), Aduro shall provide notice to Lilly of such Change of Control by the Competing Acquirer (the “Competing Acquisition”) within [***] ([***]) Business Days after the date upon which the Change of Control closes or otherwise becomes effective, and the following shall apply:

(a)[***]

(b)Intellectual Property.  Without limiting Section 15.10.3(a) and subject to compliance with this Section 15.10.3 (as applicable), the following intellectual property shall be excluded from the Aduro Know-How or Aduro Patent Rights for purposes of this Agreement: (i) the intellectual property Controlled by such Competing Acquirer immediately prior to the consummation of such Change of Control transaction (other than as a result of a license from Aduro), and (ii) the intellectual property Controlled by such Competing Acquirer following the consummation of such Change of Control transaction (other than as a result of a license from Aduro); provided that such Competing Acquirer intellectual property is not used or applied in the activities under this Agreement, and remains firewalled from the activities performed under this Agreement, at all times after such consummation.

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(c)Rights to Assume Conduct of Aduro Research Activities.  Lilly will have the right, upon written notice to Aduro no later than [***] ([***]) days from the date that Lilly receives such notice of the closing or effectiveness of such Competing Acquisition, to take over the conduct of all, or a designated portion (at Lilly’s sole discretion) of the remaining Aduro Research Activities, outside the authority of the JRC, at Lilly’s own cost and expense.  Notwithstanding Lilly taking over such activities, it shall remain responsible for all milestones and royalties with respect to Products as provided for in this Agreement, Aduro shall have no liability for any performance of the Aduro Research Activities by or on behalf of Lilly, and all other terms and conditions of this Agreement remain in full force and effect.

(d)Limitation on Information.  Following such Change of Control, Lilly shall have the right to (i) limit the information or reports otherwise required to be provided to Aduro or the JRC hereunder to only that which is essential to ensure Aduro’s compliance with its obligations hereunder and Lilly shall have the right to refrain from including in such information or reports commercially sensitive information of Lilly (as Lilly may determine in its sole discretion), and (ii) in the event Lilly exercises its rights under Section 15.10.3(c), Lilly may cause Aduro (or the Competing Acquirer) to assign (or otherwise provide the full benefit of) any agreement(s) between Aduro and any Third Party(ies) related to the Research, Development, Manufacture, Commercialization or other exploitation of the Product that existed prior to the consummation of such Competing Acquisition.  Without limiting the foregoing, in the event that either Party has a good faith concern that sharing of information following such Change of Control is prohibited under Applicable Law, the Parties shall promptly meet to discuss such concern.

15.11Force Majeure.  Neither Lilly nor Aduro shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure.  In the event of such Force Majeure, the Party affected shall use Commercially Reasonable Efforts to cure or overcome the same and resume performance of its obligations hereunder.  Notice of a Party’s failure or delay in performance due to Force Majeure must be given to the other Party within [***] ([***]) days after its occurrence.  All delivery dates under this Agreement that have been affected by Force Majeure shall be tolled for the duration of such Force Majeure.  If a Force Majeure persists for more than [***] ([***]) days, then the Parties will discuss in good faith whether the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure is appropriate given the totality of circumstances surrounding the Agreement and the Force Majeure.

15.12Interpretation.  The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rules of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.  In addition, unless a context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, the word “or” is used in the inclusive sense (and/or) and the word “including” is used without limitation and means “including without limitation”.  Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and

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paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.  The phrase “non-refundable, non-creditable” is not intended to limit either Party’s rights to pursue or obtain damages arising from a breach of this Agreement.  All references to days in this Agreement shall mean calendar days, unless otherwise specified.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any Applicable Laws herein will be construed as referring to such Applicable Laws as from time to time enacted, repealed or amended, (iii) any reference herein to any person will be construed to include the person’s successors and permitted assigns, (iv) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, (v) all references herein to Sections or Schedules will be construed to refer to Sections and Schedules to this Agreement, (vi) except as otherwise expressly provided herein all references to “$” or “dollars” refer to the lawful money of the U.S., and (vii) the words “copy” and “copies” and words of similar import when used in this Agreement include, to the extent available, electronic copies, files or databases containing the information, files, items, documents or materials to which such words apply.  This Agreement has been prepared in the English language and the English language shall control its interpretation.  In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

15.13Integration; Severability.  This Agreement sets forth the entire agreement with respect to the subject matter hereof and thereof and supersede all other agreements and understandings between the Parties with respect to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter of this Agreement other than as are set forth in this Agreement and any other documents delivered pursuant hereto or thereto.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

15.14Further Assurances.  Each of Aduro and Lilly, upon the request of the other Party, whether before or after the Effective Date and without further consideration (except as specifically provided in this Agreement), will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, instruments and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement, and to do all such other acts, as may be reasonably necessary in order to carry out the purposes and intent of this Agreement.  The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

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15.15Expenses.  Each of the Parties will bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby and thereby.

15.16Intellectual Property.  The Parties acknowledge and agree that the licenses granted by the Parties and all other rights granted under or pursuant to this Agreement are and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code (or analogous provisions of the bankruptcy laws of any Governmental Authority), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code (or analogous foreign provisions), and that this Agreement is an executory contract governed by Section 365(n) of the Bankruptcy Code (or analogous foreign provisions) in the event that a bankruptcy proceeding is commenced involving either Party.  Lilly, as the licensee of such rights under Section 2.1, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.  The foregoing provisions of this Section 15.16 are without prejudice to any rights the Parties may have arising under the Bankruptcy Code or other Applicable Laws.

15.17Performance by Affiliates.  Lilly may discharge any obligation and exercise any right hereunder through any of its Affiliates.  Lilly hereby guarantees the performance by its Affiliates of such obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by an Affiliate of Lilly of any of Lilly’s obligations under this Agreement shall be deemed a breach by Lilly, and Aduro may proceed directly against Lilly without any obligation to first proceed against such Affiliate.

15.18Other Activities.  The Parties acknowledge that, except as expressly provided in this Agreement, each of them may now or in the future engage in research, manufacturing, development or commercialization activities that utilize technologies similar to or involve products competitive with those contemplated by this Agreement.  The Parties acknowledge that, except as expressly provided in this Agreement, each of them may now or in the future engage in research, manufacturing, development or commercialization activities that utilize technologies similar to or involve products competitive with those contemplated by this Agreement.  Except as may be expressly provided in this Agreement, nothing in this Agreement, including any obligation to promote Products or any restriction on the use of Confidential Information, shall create any obligation to utilize a separate sales force for Products from that used for other products.  Subject to the exclusivity provisions of Section 2.3 (as applicable), neither Party shall be prevented from using any publicly available research results or other information (including any publicly available information of the other Party) to the same extent as Third Parties generally are legally permitted to do so.  Each Party agrees that the other Party has limited resources, and as a result it is anticipated that personnel assigned to the activities contemplated by this Agreement may also participate in other activities that may utilize technologies similar to or involve products competitive with those contemplated by this Agreement.  In particular, it is anticipated that personnel in sales, marketing, clinical and regulatory functions, regardless of level, will participate in multiple programs and that management personnel will by nature of their leadership positions participate in multiple programs.

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[SIGNATURE PAGE FOLLOWS]

[Signature Page to Research Collaboration and Exclusive License Agreement]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ELI LILLY AND COMPANY
By:	/s/ Daniel Skovronsky
Name:	Daniel Skovronsky, MD, PhD
Title:	Sr VP-Chief Scientific Officer/
President-Lilly Research Labs

ADURO BIOTECH, INC.
By:	/s/ Stephen T. Isaacs
Name:	Stephen T. Isaacs
Title:	Chairman, President and
Chief Executive Officer

2

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SCHEDULE 1.22

CANDIDATE SELECTION CRITERIA

[***]

Schedule 1.22	1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.54

ELI LILLY AND COMPANY ANIMAL CARE AND USE REQUIREMENTS FOR ANIMAL RESEARCHERS AND SUPPLIERS

Lilly recognizes that we have an ethical and scientific obligation to ensure the appropriate treatment of animals used in research.  We expect all organizations with which we contract for animal research or supply to comply with all applicable country and local regulations dealing with the appropriate use and care for animals.  We also expect Third Party organizations to apply the Lilly Principles for animal care and use.

Lilly also actively encourages animal research and animal supply companies, both inside and outside the United States, to obtain and maintain accreditation from the Association for Assessment and Accreditation of Laboratory Animal Care (AAALAC).  Through active engagement, Lilly is helping to raise the standards of animal care and use in countries that have not had such standards or enforced them.  These principles are internationally recognized standards for appropriate animal care and use.  Lilly is requesting assurance that all Third Party suppliers of animal research or animals read, understand and comply with this Appendix.

1.

Compliance.  Lilly expects all individuals and organizations with which Lilly contracts for animal research services (“Researchers”), or the supply of animals to be used in Lilly research (“Suppliers”), to do the following for each location at which Researchers and Suppliers use or hold animals:

a.	comply with all applicable country and local laws, regulations, and standards regarding the care and use of animals,
b.	comply with the Lilly animal care and use principles stated below even if they impose requirements beyond the applicable local legal requirements,
c.	establish a mechanism to assess compliance with such laws, regulations, standards, and the Lilly principles stated below, and
d.	regularly assess and report to its management the status of compliance with these requirements.
2.	Lilly Principles for Animal Care and Use.
a.

Animal Care.  Researchers and Suppliers must provide living conditions for research animals that are appropriate for their species and contribute to their health and well-being.  Personnel who care for animals or who conduct animal studies must be appropriately qualified regarding the proper care and use of animals in research.

b.	Studies. Researchers must assure that studies involving animals are designed and conducted in accordance with both:

Schedule 1.54	1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)	applicable country and local regulatory guidance, and
(ii)	the following widely recognized principles of animal care and use:
●	with due consideration of the relevance of the study to human or animal health and the advancement of scientific knowledge
●	selecting only animals appropriate for that study
●	using only the minimum number of animals required to obtain valid results
●	using alternative methods instead of live animals when appropriate
●	avoiding or minimizing discomfort and distress to the animals.
3.

Reporting.  Researchers and Suppliers must report to Lilly any animal welfare issues or concerns that may affect the welfare of animals or validity of the testing being conducted.  This would include but is not limited to any animal illness, disease outbreaks, or any significant (i.e., reportable to a government authority) non-compliance with any country or local animal welfare laws, regulations, or standards, or the Lilly principles stated above.

4.

Audits/Monitoring.  Lilly has the discretion to periodically assess Researchers’ and Suppliers’ animal use, care, and welfare in accordance with the auditing/monitoring provisions stated in the contract.

Schedule 1.54	2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.73

GOOD RESEARCH PRACTICES

Lilly’s quality standards, along with the high level expectations for each standard, are listed below:

1.0	Governance

1.1	Facilities

Senior management must ensure that the facility is suitable for the intended use, is adequately protected for the work that is to be performed, and that risk to continuation of the business has been identified and minimized in order to restore normal business operation.

1.2	Adherence	Senior management must also establish processes to enable adherence to GRPs and assure that monitoring of adherence to the GRPs occurs.

2.0	GRP Principles

2.1	Accountability	Scientists, supervision, management, and support personnel are all owners of and accountable for Good Research Practices.

2.2	Qualifications	Individuals must have documented training, education, and/or experience to perform the task required by their current roles.

2.3	Test Materials	Test materials must be identified, characterized, and stored properly to ensure that they are suitable for the intended research purpose.

2.4	Equipment	Laboratory equipment used to generate research data must be maintained, verified, and calibrated.

2.5	Computer Systems	Users of the computer systems which are used to generate, manage, store or analyze data must provide assurance that the systems are working as intended.

2.6	In Vitro Assays

The optimization, validation, and data analysis of in vitro assays must be performed in a manner that follows scientific and statistical principles, including Design and Optimization, Validation, Analysis, and Analysis Comparison and Correlation.

2.7	In Vivo Assays

The optimization, validation, and data analysis of in vivo assays must be performed in a manner that follows scientific and statistical principles, including Design and Optimization, Validation, and Analysis.

2.8	Documentation	All experimental procedures, observations, data, and results must be promptly and accurately recorded or referenced in laboratory notebooks and/or data binders to ensure data integrity.

2.9	Record Retention	All notebooks and related research materials must be securely maintained and archived.

2.10	Research Reports	Research reports must be prepared according to appropriate quality standards and reviewed to ensure integrity.

Schedule 1.73	1

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SCHEDULE 1.93

LEAD SELECTION CRITERIA

The decision to move any newly identified hits or series into Lead Candidate Evaluation & Validation phase will be based on the [***].

Lead declaration criteria:

Medicinal Chemistry:

•	[***]
•	[***]
•	[***]

Pharmacology:

•	[***]
•	[***].

Schedule 1.93	1

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MOA:

•	[***]
•	[***] :
o	[***]
o	[***]
o	[***]
•	[***]
•	[***]

ADME PK/PD:

•	[***]
•	[***]
•	[***]
•	[***]

Toxicology:

•	[***]
o	[***]
o	[***]

Schedule 1.93	2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1.124

INITIAL POTENTIAL COLLABORATION COMPOUNDS

Aduro Potential Collaboration Compounds:[***]

Schedule 1.124	1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Lilly Potential Collaboration Compounds:

[***]

Schedule 1.124	1

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SCHEDULE 1.141

RESEARCH PLAN

[***]

Schedule 1.141	1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 9.4

MATERIALS TRANSFER RECORD

The material/compound(s) described below (the “Proprietary Material”) is/are being supplied by _________  to __________.  For clarity, defined terms used herein and not defined herein have the meanings ascribed to such terms in the Agreement.  This Schedule may be executed in one or more counterparts, including by facsimile or PDF exchange, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

Description of Proprietary Material(s):

The Parties agree that Proprietary Material shipped in conjunction with the performance of their respective obligations under the Agreement shall be delivered DAP [insert receiving party’s city/state] (Incoterms® 2010). Each Party shall timely provide such information or assistance as is reasonably requested by the other Party to complete its obligations under this transfer record, including providing information necessary to facilitate an import or export which is not reasonably ascertainable by the importing or exporting party through other means.

When shipment by express consignment courier (e.g., FedEx, DHL Express, etc.) is preferred, each Party shall ship Proprietary Material or other goods, if applicable, at its own expense, using an express consignment courier (“Courier”) agreed to by the other Party.  The shipping Party shall provide to the Courier for each article in the shipment documentation, as appropriate, that includes: (i) detailed description; (ii) six-digit tariff code from the Harmonized Tariff Schedule, if applicable; (iii) statement of intended use; (iv) fair value; (v) country of origin, if applicable; (vi) name and address of manufacturer if different than shipper; (vii) contact information for both the sender and receiver of the shipment; and (viii) other information or documentation as required by the Courier to effect any necessary export and import clearances and enable transportation to the receiving Party’s designated facility.

In signing below, the authorized representative of each Party acknowledges on behalf of such Party that they understand and will abide by the terms and conditions under which the Proprietary Material(s) is/are provided.

Lilly Representative Signature	Aduro Representative Signature

Lilly Representative Name	Aduro Representative Name

Date	Date

Schedule 9.4	1

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SCHEDULE 12.3

[***]

Schedule 12.3	1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.